                                                                   EXHIBIT 10.37



                            SHARE EXCHANGE AGREEMENT


                                  BY AND AMONG


                            AXENT TECHNOLOGIES, INC.



                                      AND


           THE EQUITYHOLDERS AND HOLDERS OF THE ENTIRE ISSUED SHARE
                            CAPITAL OF CKS LIMITED



                                 March 29, 1999

                            SHARE EXCHANGE AGREEMENT

     This Share Exchange Agreement (the "Agreement") is entered into as of this
                                        -----------
29th day of March, 1999 (the "Closing Date"), by and among AXENT Technologies, Inc. a Delaware corporation ("AXENT"), and the undersigned holders (the
                             -------
"Equityholders") of all of the shares of capital stock, issued share capital and
---------------
warrants of CKS Limited, a private company limited by shares incorporated in and under the laws of England with registered number 2822049 and whose registered office is at Horton Manor, Horton Cross, Ilminster, Somerset ("CKS"). AXENT and
                                                               ---
the Equityholders are referred to collectively herein as the "Parties" and each
                                                             ---------
individually as a "Party."
                   -----
                                   RECITALS:

     WHEREAS, the Equityholders are the sole record, legal and beneficial owners of all of the issued and outstanding shares of capital stock, issued share capital and warrants of CKS;

     WHEREAS, CKS is a holding company that operates through its direct and indirect subsidiaries, PassGo (as defined below) and the PassGo Affiliates (as defined below);

     WHEREAS, AXENT desires to purchase and the Equityholders desire to sell all of the outstanding shares of capital stock, issued share capital and warrants of CKS upon the terms and subject to the conditions set forth herein with the Parties intending that such transaction qualify as a reorganization under
Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");
and

     WHEREAS, following Closing the parties intend that an offer will be made to the Option Holders (as defined below) to convert all of the outstanding CKS Options (as defined below) into options to acquire AXENT Common Shares (as defined below).


     NOW, THEREFORE, IN CONSIDERATION OF THE PREMISES AND THE MUTUAL PROMISES HEREIN MADE, AND IN CONSIDERATION OF THE REPRESENTATIONS, WARRANTIES, AND COVENANTS HEREIN CONTAINED, THE PARTIES AGREE AS FOLLOWS:

                                   ARTICLE I

                                  DEFINITIONS

     1.1  Terms Defined in this Agreement. As used in this Agreement, the
          -------------------------------
following terms shall have the respective meanings set forth below:


     "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations
     -----------
promulgated under the Securities Exchange Act.

     "Affiliated Group" means any affiliated group within the meaning of Code
     ------------------
Section 1504, or any similar group defined under a similar provision of state, local or foreign law.

     "Agreement" has the meaning set forth in the preface above.
     -----------

     "Articles" means the articles of association of CKS, PassGo and each PassGo
     ----------
Affiliate in the agreed form, including such changes to the existing articles of CKS, PassGo and each PassGo Affiliate as AXENT may have required prior to Closing.

     "AXENT" has the meaning set forth in the preface above.
     -------

     "AXENT Common Shares" means the shares of common stock, par value $0.02 per
     ---------------------
share, of AXENT.

     "AXENT Disclosure Schedule" has the meaning set forth in the first
     ---------------------------
paragraph of Article V below.

     "AXENT Share Price" means the average daily closing price of an AXENT
     -------------------
Common Share as reported on NASDAQ over the twenty (20) day trading period ending five (5) trading days preceding the Closing Date.

     "Business Day" means any day (other than Saturdays, Sundays and any other
     --------------
day on which banks in London, England are authorized or obligated by law or executive order to close or are otherwise generally closed for the transaction of normal banking business.)

     "Charter Documents" means, with respect to any Party, CKS, PassGo or the
     -------------------
PassGo Affiliates, such Person's organizational and formation documents including, without limitation, its memorandum and articles of association or its constitutional documents, as applicable.

     "CAA" means the U.K. Capital Allowances Act 1990, as amended.
     -----


     "CKS" has the meaning set forth in the preface above.
     -----

     "CKS Group Shares" has the meaning set forth in Section 4.2(d) below.
     ------------------

     "CKS Options" has the meaning set forth in Section 4.2(b) below.
     -------------

     "CKS Shares" means all of the 6,076,665 ordinary shares of 20p each,
     ------------
3,126,338 `A' ordinary shares of 20p each, 6,272,500 preference shares of $1 each and 1,800,000 `A' preference shares of $1 each all being shares in the issued share capital of CKS.

     "CKS Securities" means the issued and outstanding CKS Shares and warrants
     ----------------
to acquire shares of CKS including without limitation the equity warrants over 152,100 ordinary shares of 20p each and the 1,216,016 `A' ordinary shares of 20p each, all being shares in the authorized share capital of CKS and being set forth on Exhibit 2.1 hereto.
         -----------

     "Closing" has the meaning set forth in Section 2.1 below.
     ---------

     "Closing Date" has the meaning set forth in the preface above.
     --------------

     "Code" has the meaning set forth in the recitals above.
     ------

     "Companies Acts" means the U.K. Companies Act 1985, the Companies Act 1989
     ----------------
and the Companies Consolidation (Consequential Provisions) Act 1985.

     "Confidential Information" means any information concerning the businesses
     --------------------------
and affairs of CKS, PassGo, PassGo Affiliates or AXENT, if any, that is not already generally available to the public.

     "Customs" has the meaning set forth in Section 4.11(a)(i) below.
     ---------

     "Developed Software" means Software Programs developed, authored, and/or
     --------------------
relicensed by CKS, PassGo or any PassGo Affiliate.

     "Defined Benefit Scheme" means any non-U.S. pension or retirement scheme,
     ------------------------
plan, program or arrangement, under which the amount of some or all of the benefits payable to or in respect of a member of the scheme, plan, program or arrangement is calculated in accordance with a formula which takes account of the service of the member during any particular period (whether to retirement, death, termination of employment, withdrawal or any other event or date), and the remuneration of the member averaged over any particular period or at any particular time (including without limitation) his service at or close to his retirement, death, termination of employment or withdrawal.

     "Defined Contribution Scheme" means any non-U.S. pension or retirement
     -----------------------------
scheme, plan, program or arrangement that is not a Defined Benefit Scheme and is not a Personal Pension Scheme.

     "Disclosed Group Life Assurance Plan" means the U.K. Life Assurance Plan
      -----------------------------------
details of which are set out in Section 4.26 of the Disclosure Schedule.

     "Disclosed Pension Scheme" means the U.K. retirement benefit scheme details
      ------------------------
of which are set out in Section 4.26 of the Disclosure Schedule.

     "Disclosed U.K. Disability Plan" means the U.K. group permanent health
      ------------------------------
insurance policy details of which are set out in Section 4.26 of the Disclosure Schedule.

     "Disclosed U.K. Healthcare Plan" means the Western Provident Association
      ------------------------------
corporate healthcare scheme details of which are set out in Section 4.26 of the Disclosure Schedule.

     "Disclosed U.S. Disability Plan" means the U.S. group disability insurance
      ------------------------------
plan details of which are set out in Section 4.26 of the Disclosure Schedule.

     "Disclosed U.S. Healthcare Plan" means the BlueCard PPO Program details of
      ------------------------------
which are
set out in Section 4.26 of the Disclosure Schedule.

     "Disclosed Schemes" means the Disclosed Group Life Assurance Plan, the
      -----------------
Disclosed Pension Scheme, the Disclosed U.K. Disability Plan and the Disclosed U.K. Healthcare Plan.

     "Documentation" has the meaning set forth in Section 4.13(h) below.
      --------------

     "Embedded Software" means third party Software Programs integrated,
      -----------------
embedded or otherwise incorporated into Developed Software.

     "Employee" means any officer, director, self-employed consultant or
     ----------
employee of CKS, PassGo or any PassGo Affiliate.

     "Employee Benefit Plan" means any (a) nonqualified deferred compensation or
     -----------------------
retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) tax-qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) tax-qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), (d) Employee Welfare Benefit Plan or (e) any other written or unwritten material fringe benefit plan or program (for current or former employees).

     "Employee Pension Benefit Plan" has the meaning set forth in ERISA (S)3(2).
     -------------------------------

     "Employee Welfare Benefit Plan" has the meaning set forth in ERISA (S)3(1).
     -------------------------------

     "Environmental, Health, and Safety Laws" means the Comprehensive
     ----------------------------------------
Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, and the Occupational Safety and Health Act of 1970, the U.K. Health and Safety at Work etc, Act 1974, the U.K. Control of Pollution Act 1971, the U.K. Environmental Protection Act 1990 and, the U.K. Environment Act 1995, each as amended, together with all other laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments and supranational bodies (including with limitation the European Union) (and all agencies of any of the foregoing) concerning pollution or protection of the environment, public health and safety, or employee health and safety, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes.

     "ERISA" means the U.S. Employee Retirement Income Security Act of 1974, as
     -------
amended.

     "ERISA Affiliate" means any entity which is (or at any relevant time was) a
     -----------------
member of a "controlled group of corporations" with, under "common control" with, a member of an

"affiliated service group" with, or otherwise required to be aggregated with, CKS, PassGo or any PassGo Affiliate as set forth in Code Sections 414(b), (c),
(m) or (o).

     "Escrow Deposit" has the meaning set forth in Section 7.7 below.
     ----------------

     "Equityholders" has the meaning set forth in the preface above.
     ---------------

     "Equityholders' Disclosure Schedule" has the meaning set forth in the first
     ------------------------------------
paragraph of Article IV below.

     "Extremely Hazardous Substance" has the meaning set forth in Section 302
     -------------------------------
of the U.S. Emergency Planning and Community Right-to-Know Act of 1986, as amended.

     "Fiduciary" has the meaning set forth in ERISA Section 3(21).
     -----------

     "Financial Statements" has the meaning set forth in Section 4.7 below.
     ----------------------

     "French Employee" means any Employee who ordinarily works, or is resident
     -----------------
in, France.

     "GAAP" means, with respect to CKS, U.K. Financial Reporting Standards,
     ------
statements of standard accounting practice and generally accepted accounting principles in the U.K. as in effect from time to time and with respect to AXENT, generally accepted accounting principles as in effect from time to time in the U.S.

     "German Employee" means any Employee who ordinarily works, or is resident
     -----------------
in, Germany.

     "Hart-Scott-Rodino Act" means the Hart-Scott-Rodino Antitrust Improvements
     -----------------------
Act of 1976, as amended.

     "ICTA" means the U.K. Income and Corporation Taxes Act 1988, as amended.
     ------

     "IHTA" means the U.K. Inheritance Tax Act 1984, as amended.
      ----

     "Intellectual Property" means (a) all inventions (whether patentable or
     -----------------------
unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, domain names and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, applications and renewals in connection therewith, (c) all copyrightable and copyright works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, technical data, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data, databases and related documentation), (g) all moral rights, (h) all database rights, (i) all design rights and registered designs, (j) all topography rights, (k) all other proprietary rights, and (l) all copies and tangible embodiments thereof (in whatever form or medium and whether or not any of the foregoing is registered and including all applications for registration of any such thing) and all rights or forms of protection of a similar nature or having equivalent or similar effect to any of those which may subsist anywhere in the world.

     "Knowledge" means, (a) with respect to CKS, the knowledge, after reasonable
     -----------
investigation of Jeffrey Carr, Philip Cook, John Rainford, Ann Palermo, and Artur Heil, and (b) with respect to AXENT, the knowledge of the executive officers of AXENT.

     "Leased Properties" means the premises identified as Leased Properties on
     -------------------
Section 4.12(a) of the Equityholders' Disclosure Schedule.

     "Liability" means any liability, debt or obligation (whether known or
     -----------
unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

     "Licensed Property" means the Property identified as Building 1 Westcombe
     -------------------
Trading Estate, Station Road, Ilminster on Section 4.12(a) of the Equityholders' Disclosure Schedule.

     "Material Adverse Effect" means, (a) as to any of CKS, PassGo or the PassGo
     -------------------------
Affiliates as that term is used in Article III and IV hereof, a material adverse effect on the business, properties, operations, condition or future prospects (financial or otherwise) of any of such Persons in excess of $25,000, and (b) as to AXENT as that term is used in Article V hereof, a material adverse effect on the business, properties, operations, condition or future prospects, (financial or otherwise) in excess of $250,000.

     "Most Recent Balance Sheet" means the consolidated balance sheet contained
     ---------------------------
within the Most Recent Financial Statements.

     "Most Recent Financial Statements" has the meaning set forth in Section 4.7
     ----------------------------------
below.

     "Most Recent Fiscal Month End" has the meaning set forth in Section 4.7
     ------------------------------
below.

     "Most Recent Fiscal Year End" has the meaning set forth in Section 4.7
     -----------------------------
below.

     "Multiemployer Plan" has the meaning set forth in ERISA (S)3(37).
     --------------------

     "NASDAQ" means the Nasdaq National Market.
     --------

     "Offer" means an offer addressed to each of the Option Holders of substitute options to acquire AXENT Common Shares in the amounts set forth opposite each Option Holder's name in Section 4.2(b) of the Disclosure Schedule hereto in return for the transfer of all CKS Options and on the basis that:

         (a) Other than the grant of the substitute AXENT options, no consideration in respect of the transfer is due or will become due by AXENT, CKS, PassGo or any PassGo Affiliate;

         (b) each of the Option Holders will release and discharge CKS, PassGo and each PassGo Affiliate from all and any rights that the Option Holder (or any of them) may have to compensation, damages or otherwise in respect of the CKS Options or their transfer;

         (c) each of the Option Holders will waive and release any rights he may have under or by reference to the Plan or any letter of grant issued in respect of the Plan or otherwise (whether now or hereafter arising) to have any of the CKS Options offered to him for purchase prior to or simultaneously with the transfer of the CKS Options as contemplated by the Offer; and

         (d) the substitute option agreements shall be governed by an AXENT stock option plan and each of the Option Holders will enter into an option agreement with AXENT. The substitute options will contain the same vesting schedules as the CKS Options and shall be vested in respect of each Option Holder to the extent of the CKS Options held by the Option Holder.

     "Ordinary Course of Business" means the ordinary course of business
     -----------------------------
consistent with past custom and practice (including with respect to quantity and frequency).

     "Option Holders" has the meaning set forth in Section 4.2(b) below.
     ----------------

     "Owned Freehold Property" means the Property identified as Horton Manor and
     -------------------------
adjoining land on Section 4.12(a) of the Equityholders' Disclosure Schedule.

     "Party" or "Parties has the meaning set forth in the preface above.
     -------    --------

     "PassGo" means CKS's wholly-owned operating subsidiary, PassGo
     --------
Technologies, Ltd., a private company limited by shares incorporated in and under the laws of England, with registered number 1764030 and whose registered office is at Horton Manor, Horton Cross, Ilminster, Somerset, TA19 9PY, including its operating divisions, PassGo German Branch, PassGo NA Branch, PassGo UK Branch.

     "PassGo (France)" means CKS's wholly-owned subsidiary, PassGo Technologies
     -----------------
SARL, a limited liability company, incorporated under the laws of France.

     "PassGo Affiliates" means PassGo (France), and PassGo Group Ltd.,
     -------------------
(individually, a "PassGo Affiliate").

     "PassGo German Branch" means PassGo's operating division, referred to as
     ----------------------
PassGo Technologies Germany, operating in the Republic of Germany.

     "PassGo Group Ltd" means CKS's wholly-owned subsidiary, PassGo Group Ltd.,
     ------------------
a private company limited by shares incorporated in and under the laws of England, with registered number 2822051 and whose registered office is at Horton Manor, Horton Cross, Ilminster, Somerset, TA19 9PY.

     "PassGo NA Branch" means PassGo's operating division, referred to as PassGo
     ------------------
Technologies NA, qualified to transact business in the Commonwealth of Pennsylvania and the Commonwealth of Massachusetts.

     "PassGo UK Branch" means PassGo's operating division, referred to as
     ------------------
PassGo Technologies UK, operating in the U.K.

     "PBGC" means the Pension Benefit Guaranty Corporation.
     ------

     "Person" means an individual, a partnership, a limited liability company, a
     --------
corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

     "Personal Pension Scheme" means any personal pension scheme approved or
     -------------------------
provisionally approved for the purposes of Chapter IV of Part XIV of ICTA to which contributions have been made or are intended to be made pursuant to any agreement, arrangement, custom, or practice referred to in Section 4.27(a) of the Equityholders' Disclosure Schedule.

     "Plan" has the meaning set forth in Section 4.2(b) below.
     ------

     "Prohibited Transaction" has the meaning set forth in ERISA (S)406 and Code
     ------------------------
(S)4975.

     "Properties" means the Owned Freehold Property, the Leased Properties and
     ------------
the Licensed Property.

     "Purchase Price" has the meaning set forth in Section 2.1 below.
     ----------------

     "Reportable Event" has the meaning set forth in ERISA Section 4043.
     ------------------

     "SEC" means the Securities and Exchange Commission.
     -----

     "Securities Act" means the Securities Act of 1933, as amended.
     ----------------

     "Securities Exchange Act" means the Securities Exchange Act of 1934, as
     -------------------------
amended.

     "Security Interest" means any mortgage, pledge, lien, encumbrance, charge,
     -------------------
assignment by way of security or other security interest and includes the concept of any security interest (of any nature whatsoever) in the U.S., the U.K. or any other jurisdiction.

     "Software Program" has the meaning set forth in Section 4.13(a) below.
     ------------------

     "Subsidiary" means any corporation, partnership, limited liability company,
     ------------
association, a joint stock company, a trust, a joint venture, an unincorporated organization with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or other securities, or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors or managers.

     "System" has the meaning set forth in Section 4.13(m) below.
     --------

     "Tax" means any U.S., state, local, U.K. or foreign income, gross receipts,
     -----
license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section 59A), Customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, consumption, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other duty or tax of any kind whatsoever, including any interest, penalty, or addition thereto (including without limitation on any penalties), whether disputed or not.

     "Tax Authority" means any authority (federal, state, local, national or
      -------------
supranational) whether in the US, the U.K. or elsewhere having responsibility for or jurisdiction over any Tax Matter including (without limitation) the US Internal Revenue Service, the U.K. Inland Revenue and Customs.

     "Tax Relief" includes any loss, allowance, exemption, set-off, credit
     ------------
(including an ability to grant a distribution) or deduction relevant to the computation of any Tax or right to repayment of Tax.

     "Tax Return" means any return, declaration, report, claim for refund, or
     ------------
information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     "TCGA" means the U.K. Taxation of Chargeable Gains Act 1992, as amended
     ------

     "Third Party Claim" has the meaning set forth in Section 7.3 below.
     -------------------

     "Transaction Expenses" has the meaning set forth in Section 8.11 below.
     ----------------------

     "Transaction Expense Overage" has the meaning set forth in Section 8.11
     -----------------------------
below.

     "U.K." means United Kingdom.
     ------

     "U.S." means the United States.
     ------

     "VAT" has the meaning set forth in Section 4.11(a)(iv) below.
     -----

     1.2  References to one gender include all genders.

     1.3 Any reference to an enactment or statutory provision is a reference to it as it may have been, or may from time to time be re-enacted.

     1.4 Any reference to a document "in the agreed form" is to the form of the relevant document agreed between the Parties and for the purpose of identification initialed by each of them or on their behalf (in each case with such amendments as may be agreed by or on behalf of the Equityholders and AXENT).

     1.5 References to any English or U.S. legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any other legal concept shall, in respect of any jurisdiction other than, England in respect of any English legal term, and the U.S. in respect of any U.S. legal term, be deemed to include the legal concept which most nearly approximates in that jurisdiction to the English or U.S. legal term (as the case may be).

     1.6 References to "$" are to U.S. dollars and references to "(Pounds)" are to U.K. pounds sterling.

                                  ARTICLE II

                            SHARE EXCHANGE; CLOSING

     2.1  Share Exchange.  At the closing (the "Closing"), each of the
          --------------                        -------
Equityholders will with full title guarantee (on terms that the same covenants will be deemed to be given by each of the Equityholders at Closing in relation to CKS Securities as are implied under Part I of the UK Law of Property (Miscellaneous Provisions) Act 1994 where a disposition is expressed to be made with full title guarantee), sell, transfer, and deliver to AXENT, and AXENT will acquire from each of the Equityholders in the amounts set forth on Exhibit 2.1
                                                                   -----------
hereto, the CKS Securities, which represent all of the issued and outstanding CKS Shares and warrants to acquire CKS capital shares in exchange for an aggregate of 1,486,146 AXENT Common Shares (the "Purchase Price"). The CKS
                                                 --------------
Securities shall be sold free from all Security Interests, options, equities, claims or other third party rights (including rights of pre-emption) of any nature whatsoever together with all rights attaching to the CKS Securities. The Purchase Price shall be allocated among the holders of the CKS Securities as set forth on Exhibit 2.1 hereto. The Purchase Price is subject to reduction for
         -----------
Transaction Expense Overages, if any, as provided in Section 8.11 hereof.


     2.2  Delivery and Payment of Purchase Price.  At Closing, AXENT shall
          --------------------------------------
deliver to the Equityholders certificates representing ninety percent (90%) of the AXENT Common Shares to be issued in payment of the Purchase Price pursuant to Section 2.1. and shall deliver certificates representing ten percent (10%) of the AXENT Common Shares to be issued in payment of the Purchase Price into the escrow contemplated by Section 7.7 of this Agreement.

     2.3  Deliveries by the Equityholders.  At Closing of the Agreement, the
          -------------------------------
Equityholders have delivered (or caused to be delivered) to AXENT:

          (a) duly executed transfers into the name of AXENT or its nominee or as it may direct or have directed in respect of all of the CKS Securities, together with the relative share certificates or, in the case of missing certificates, an indemnity in a form and from persons reasonably acceptable to AXENT;

          (b) in respect of any shares and stock in PassGo or any PassGo Affiliate not held by CKS, share certificates in respect of each such issued share capital, in the case of missing certificates, an indemnity in a form and from persons reasonably acceptable to AXENT together with duly executed transfers into the name of AXENT or CKS, as applicable, or its nominee;

          (c) the Charter Documents, common seal, share register and share certificate book (with any unissued share certificates) and all minute books and other statutory books (which shall be writtenup to but not including Closing) of CKS, PassGo and each PassGo Affiliate and, in the case of PassGo (France) written confirmation from a director or the secretary thereof that the same or similar documentation under the laws of France are in the possession of PassGo Technologies SARL and have been written up to date;

          (d) all such other documents (including any necessary waivers of preemption rights or other consents) as may be required to enable AXENT and/or its nominee to be registered as the holder(s) of or otherwise gain title to the CKS Securities and any third party consents reasonably required by AXENT all as set forth in Exhibit 2.3(d) hereto;

          (e) powers of attorney in the agreed form duly executed in each case as a deed by each of Artur Heil, Ralph Massaro and Jeffrey Brown and authorizing Jeffrey Carr and Philip Cook to enter into this Agreement and all other associated documents and to carry out all other associated or desirable acts to effect compliance with the obligations of Artur Heil, Ralph Massaro and Jeffrey Brown hereunder and to consummate the transactions contemplated by this Agreement;

          (f) certificates of recent date (in no event more than thirty (30) days prior to the Closing Date), as to the good standing of CKS, PassGo and the PassGo Affiliates under the laws of their jurisdictions of organization;

          (g) a letter of resignation in the agreed form duly executed as a deed by each of the directors and alternate directors of each of CKS, PassGo and the PassGo Affiliate along with a waiver of any severance benefits that would be payable because of such resignations;

          (h) a letter of resignation in the agreed form duly executed as a deed by the secretary and any other officers of each of CKS, PassGo and the PassGo Affiliates along with a waiver of any severance benefits that would be payable because of such resignations;

          (i) letters of opinion from a firm of lawyers in England reasonably acceptable to AXENT in the agreed form;

          (j) Resolutions of the Board of Directors of CKS in which the following business is transacted:

               i. the registration (subject to their being duly stamped) of the transfers in respect of the CKS Shares referred to in Section 2.1 is approved;

               ii. altering rules 3.1, 3.2 and 3.3 (entitled "Options to be personal to Grantees") in the rules of the Plan to permit transfers of CKS Options to AXENT and to no other party; and

               iii. such persons as are nominated by AXENT are appointed as directors and/or secretary of CKS, PassGo and each PassGo Affiliate.

          (k) a certificate stating the aggregate amount of the Transaction Expenses and the Transaction Expense Overage, if any along with final bills from the Equityholders' accountants, investment bankers and attorneys with respect to the Transaction Expenses and a certificate of the managing director of CKS as to the amount of VAT arising in connection with this Agreement;

          (l) Power of attorney of Jeff Carr as to registration of the transfer of the CKS Securities;

          (m) all warrants, letters of grant or option agreements (other than the letters of grant for the CKS Options) in respect of CKS capital shares marked cancelled; and

          (n) satisfactory evidence of the termination (including Deeds of Termination in the agreed form) of (a) all bonus plans under which officers, directors or employees of CKS, PassGo or the PassGo Affiliates are beneficiaries, except those that are contractually committed and disclosed on
Section 4.26(a)(i) of the Equityholders' Disclosure Schedule, and (b) all powers of attorney for CKS, PassGo or the PassGo Affiliates.

     2.4  Deliveries by AXENT.  At the Closing AXENT has delivered:
          -------------------

          (a) to the Equityholders, the AXENT Common Shares pursuant to Section 2.1; and

     (b) to the accountants, investment bankers and counsel to Equityholders, payment of Transaction Expenses (inclusive of all VAT) not to exceed $1.3 million.

     2.5  Other Closing Items.  At Closing, the following agreements have been
          -------------------
executed:

          (a) A Noncompetition Agreement between AXENT and Jeffrey Carr in the agreed form.

          (b) An Escrow Agreement in the agreed form between AXENT, the Equityholders and the Escrow Agent, and the Equityholders shall have executed blank stock powers with respect to the AXENT Common Shares to be held in the Escrow Deposit.

          (c) A Registration Rights Agreement between AXENT and the Equityholders in the agreed form.

     2.6  Waiver.  Each Equityholder hereby waives and releases any rights,
          ------
including without limitation rights of first refusals, such Equityholder may have under the Articles of CKS (whether now existing or hereafter arising) or in any other agreement to have any of the CKS Securities to be sold hereunder offered to him for purchase prior to or simultaneously with the transfer of the CKS Securities pursuant to the provisions of this Agreement.

     2.7  Termination of Subscription Agreements.  Each Equityholder agrees that
          --------------------------------------
any and all subscription agreements relating to CKS including without limitation, subscription agreements dated July 9, 1997 and December 18, 1997, are hereby terminated and hereby waives any claim or rights arising under such agreement.

                                  ARTICLE III
          REPRESENTATIONS AND WARRANTIES CONCERNING THE EQUITYHOLDERS

     Each Equityholder represents and warrants with respect to himself to AXENT that the statements contained in this Article III are true and correct as of the date hereof:

     3.1  Authorization of Transaction. Such Equityholder has full power and
          ----------------------------
authority to execute and deliver this Agreement and each of the documents in the agreed form to be executed on or before Closing and to perform his obligations hereunder. This Agreement and any other agreement contemplated herein to which he is a party have been duly executed and delivered by such Equityholder and this Agreement and any other agreement contemplated herein to which he is a party constitute the valid and legally binding obligations of such Equityholder, enforceable in accordance with their respective terms and conditions. Such Equityholder does not otherwise need to take any action, give any notice to, make any filing with, or obtain any authorization, consent, or approval of any third party or any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

     3.2  Noncontravention. Neither the execution and the delivery of this
          ----------------
Agreement, nor the consummation of the transactions contemplated hereby, will
(a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which such Equityholder is subject, or (b) result in a breach of, constitute a default under, create a Security Interest under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which such Equityholder is a party or by which he is bound or to which any of his assets is subject. Such Equityholder is not a party to, or to his knowledge, threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in or before any court or quasi-judicial or administrative agency of any U.K. or U.S., state, local or foreign jurisdiction or before any arbitrator relating to the CKS Securities.

     3.3  Investment.  Such Equityholder (a) understands that the AXENT Common
          ----------
Shares to be acquired by such Equityholder pursuant to this Agreement initially will not be registered under the Securities Act, or under any state securities laws, and will be exchanged in reliance upon federal and state exemptions for transactions not involving a public offering, (b) is acquiring the AXENT Common Shares solely for his own account for investment purposes, and not with a view towards the distribution thereof, (c) is a sophisticated investor with knowledge and experience in business and financial matters, (d) has received certain information concerning AXENT, including, without limitation, (1) the most recent annual report on Form 10-K, (2) the most recent quarterly reports on Form 10-Q,
(3) current reports on Form 8-K dated February 5, 1998, in each case as filed by AXENT under the Securities Exchange Act, and (g) the most recent annual report to stockholders of AXENT, and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding AXENT Common Shares, (e) is able to bear the economic risk and lack of liquidity inherent in holding AXENT Common Shares which have not been registered under the Securities Act, (f) except as set forth in Section 3.3 of the CKS Disclosure Schedule is either (i) an accredited investor" within the meaning of Rule 501 under the Securities Act of 1933 or (ii) is not a "U.S. Person" within the meaning of Rule 902 under the Securities Act, (g) understands that there is a significant risk in holding AXENT Common Shares in that the trading price of AXENT Common shares may be adversely effected by any number of factors including but not limited to, AXENT's revenues and/or earnings for any reported period (including the current quarter not yet closed) falling below market expectations, an adverse reaction to the transaction contemplated herein or the accounting treatment proposed by AXENT, an adverse reaction to any other transaction completed by AXENT or the accounting treatment thereof proposed by AXENT, failure to achieve the efficiencies, synergies and leverage contemplated by the combining of the companies in the transaction contemplated herein or in any other transaction completed by AXENT, failure to retain the key employees of companies in the transaction contemplated herein or in any other transaction completed by AXENT, inability to maintain or enhance products marketed by AXENT and its subsidiaries, increased competitive pressures, adverse changes in the future economic outlook for AXENT or industry in general and changes in the prices and valuations in US equity markets in general, markets for technology companies and markets for AXENT's industry group and peer companies; (h) understands that the AXENT Common Shares are "restricted securities" within the meaning of Rule 144 under the Securities Act agrees to provide AXENT with an opinion of counsel, reasonably acceptable to AXENT, in the event an Equityholder desires to transfer the AXENT Common Shares and (i) each such Equityholder who is receiving AXENT Common Shares pursuant to Regulation S, agrees to (1) resell the AXENT Common Shares only in accordance with Regulation S under the Securities Act or pursuant to another exemption from registration under the Securities Act, and (2) not engage in hedging transactions with regard to the AXENT Common Shares unless such hedging transactions comply with the Securities Act.

     3.4  CKS Securities.  Such Equityholder holds of record and is the legal
          --------------
and beneficial owner of the CKS Securities set forth opposite such Equityholders' name in Section 3.4 of the Equityholders' Disclosure Schedule. Such CKS Securities are owned, free and clear of any restrictions on transfer, Taxes (except for transfer Taxes arising in connection with this Agreement), Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. Except as set forth in Section 3.4 of the Equityholders' Disclosure Schedule, such Equityholder (a) does not own any CKS Options or any other options or securities convertible into or exchangeable for CKS capital shares and (b) is not a party to any option, warrant, purchase right, or other contract or commitment (other than as contained in the Articles of CKS attached hereto as Exhibit 3.4), that could require such Equityholder to
                          -----------
sell, transfer, or otherwise dispose of any of the CKS Securities (other than pursuant to this Agreement) and (c) is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any of the CKS Securities.

     3.5  Brokers' Fees.  Except as set forth on Section 3.5 of the
          -------------
Equityholders' Disclosure Schedule, such Equityholder has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

                                  ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES CONCERNING CKS,

                        PASSGO AND THE PASSGO AFFILIATES

     Each of the Equityholders represents and warrants to AXENT that the statements contained in this Article IV and in the Equityholders' Disclosure Schedule are true and correct and not misleading as of the date hereof.

     Nothing in the Equityholders' Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the matter is fully and fairly disclosed on the disclosure schedule delivered by the Equityholders to AXENT on the date hereof ("Equityholders' Disclosure
                                            -------------------------
Schedule").  The term "fully and fairly disclosed" means disclosed in such a
--------
manner and in such detail as to enable a reasonable purchaser to make an informed and accurate assessment of the matter concerned; provided an item shall not be fully and fairly disclosed unless the section of the Equityholders' Disclosure Schedule identifies the exception with particularity and no disclosure in one section of the Equityholders' Disclosure Schedule identified as an exception to a particular representation or warranty shall be deemed an exception to another representation or warranty unless it includes a cross references to such other representation or warranty. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The Equityholders' Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Agreement.

     4.1  Organization, Qualification, and Corporate Power. CKS, PassGo and each
          ------------------------------------------------
PassGo Affiliate is duly organized and validly existing under the laws of its jurisdiction of organization. CKS, PassGo and each PassGo Affiliate is duly authorized to conduct business and is in good standing under the laws of each foreign and U.K jurisdiction where such qualification is required (to the extent the laws of such jurisdiction of incorporation have a concept of good standing), except where the failure to so qualify or obtain authorization would not have a Material Adverse Effect on such Person. CKS, PassGo and each PassGo Affiliate has full corporate power and authority and all governmental licenses, permits, or authorizations necessary to carry on the businesses in which it is engaged and to own and use the properties owned and used by it, except where the failure to obtain such governmental licenses, permits, and authorizations would not have a Material Adverse Effect on such Person. Section 4.1 of the Equityholders' Disclosure Schedule lists the directors and officers of CKS, PassGo and the PassGo Affiliates. CKS has delivered to AXENT correct and complete copies of CKS's, PassGo's and the PassGo Affiliates' Charter Documents (as amended to date). The share certificate books, and the share record books of CKS, PassGo and the PassGo Affiliates in the forms in which they have been provided to AXENT are correct and complete. Neither CKS, PassGo nor any PassGo Affiliate is in default under or in violation of any provision of its applicable Charter Documents. The corporate summaries attached hereto as Exhibit 4.1 regarding CKS
                                                       -----------
and PassGo are accurate, true and correct.

     4.2  Capitalization.
          --------------

         (a) The authorized share capital of CKS consists of (i) 8,968,595 ordinary shares of 20p each of which 6,076,665 shares are issued and outstanding, (ii) 4,381,405 `A' ordinary shares of 20p each of which 3,126,338 shares are issued and outstanding, (iii) 6,272,500 preference shares of $1 each, all of which are issued and outstanding, and (iv) 1,800,000 `A' preference shares of $1 each, all of which are issued and outstanding. All of the issued and outstanding CKS Shares have been duly authorized, are validly issued, are fully paid or credited as fully paid, and nonassessable, and are legally and beneficially owned and registered in the name of the Equityholders as set forth in Section 3.4 of the Equityholders' Disclosure Schedule under the heading "CKS Shares".

         (b) The CKS Options consist of options to acquire 544,315 CKS capital shares under the Unapproved Executive Share Option Scheme (the "Plan"), all of
                                                                ----
which have been granted only to employees (some of whom are now former employees) of CKS, PassGo or the PassGo Affiliates (the "CKS Options"). Set
                                                         -----------
forth in Section 4.2(b) of the Equityholders' Disclosure Schedule is a complete and accurate list of the legal and beneficial owners (the "Option Holders") of
                                                           --------------
the CKS Options indicating the number of shares for which each CKS Option is exercisable and the exercise price. A complete and correct copy of the Plan (as amended to date) and each letter of grant for each CKS Option has been delivered to AXENT. Except as set forth in Section 4.2(b) of the Equityholders' Disclosure Schedule, at Closing, the substitution of options to acquire AXENT Common Shares for CKS Options pursuant to any offer made in accordance with Section 6.1 or otherwise does not require notice to or the consent of any of the Option Holders and does not breach any option agreement, letter of grant, or any other agreement, violate any statute, regulation, rule to which CKS, the CKS Options or any Option Holder is subject. The CKS Options were duly authorized and validly issued, and upon payment of the exercise price in accordance with the applicable option agreements, are fully paid and nonassessable.

        (c) The CKS Securities and the CKS Options have not been issued in violation of any purchase option, call, warrant, right of first refusal, preemptive, subscription or similar right under any provision of applicable law (including, without limitation, any applicable securities laws) or any contract, agreement or instrument to which any Equityholder or any Option Holder is subject or by which any Equityholder or any Option Holder is bound. The CKS Shares and warrants comprised in the CKS Securities, and the CKS Options are set forth on Section 3.4 and 4.2(b) respectively, of the Equityholders' Disclosure Schedule and are the only options, warrants, other debt or equity securities, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require CKS to issue, dispose of, sell, or otherwise cause to become outstanding any of its shares of capital stock or share capital or any of the Equityholders or any Option Holder to dispose of or sell any of its shares of capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to CKS. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the CKS Securities.

        (d) CKS is the registered owner and owns beneficially and legally all of the issued and outstanding shares of capital stock and share capital, vested and unvested options, warrants and other equity or debt securities of PassGo, PassGo (France), and PassGo Group Ltd. (collectively, the "CKS Group Shares"). The CKS
                                                    ----------------
Group Shares are owned, free and clear of any restrictions on transfer (other than any restrictions under applicable securities laws), Taxes (except with respect to transfer taxes arising in connection with this Agreement), Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. Neither CKS nor PassGo is a party to any option, warrant, purchase right, or other contract or commitment that could require CKS or PassGo to sell, transfer, or otherwise dispose of any of the CKS Group Shares or is a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any of the CKS Group Shares. All of the issued CKS Group Shares have been duly authorized, are validly issued, fully paid, and nonassessable, and are set forth in Section 4.2(d) of the Equityholders' Disclosure Schedule.

        (e) There is no litigation, arbitration, prosecution, administrative or other legal proceedings or dispute in existence or, to the Knowledge of CKS, threatened against any of CKS, PassGo or any PassGo Affiliate in respect of the CKS Securities, the CKS Options or the CKS Group Shares or the entitlement of any Equityholder to dispose of the CKS Securities or the CKS Group Shares and, to the Knowledge of CKS, there are no facts which might give rise to any such proceedings or any such dispute.

        (f) Neither the CKS Securities nor any of CKS' assets have been the subject of a transaction at an undervalue within the meaning of part IX or part VI of the U.K. Insolvency Act 1986.

        (g) CKS has not received any notice or any application or notice of any intended application under the provisions of the Companies Acts for the rectification of the register of members of CKS.

        (h) Set forth in Section 4.2(h) of the Equityholders' Disclosure
Schedule is a correct and complete list of the agreement
(the "Kenton Agreements") entered into between CKS, PassGo or any PassGo
      -----------------
Affiliate and Mr. Andrew Kenton ("Mr. Kenton") relating to the redemption of
                                  ----------
shares of CKS owned by Mr. Kenton or that contain ongoing obligations of CKS, PassGo or the PassGo Affiliates. Mr. Kenton owns no shares, warrants or debt or equity securities of CKS. The execution of Kenton Agreements by CKS were duly authorized and are fully enforceable in accordance with their terms and do not result in any Liability or give rise to any claim by third parties including, but not limited to, any current or former equityholder or creditor. All advance corporation tax payable in respect of the redemption of the preference shares of CKS from Mr. Kenton has been paid and Inland Revenue has confirmed that it will not seek any further advance corporation or other tax in respect of the redemption. Neither CKS, PassGo nor a PassGo affiliate has any Liability to Mr. Kenton.

        (i) None of CKS, PassGo or any PassGo Affiliate has at any time given any financial assistance in connection with the purchase of shares as would contravene the provisions of Section 151 to 157 of the Companies Act 1985.

    4.3  Third Party Approvals. Neither CKS, PassGo nor any PassGo Affiliate is
         ---------------------
required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

    4.4  Noncontravention. Neither the execution and the delivery of this
         ----------------
Agreement, nor the consummation of the transactions contemplated hereby, will
(a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which CKS, PassGo or any PassGo Affiliate is subject or any provision of such Person's applicable Charter Documents, or (b) except as set forth in Section 4.4(a) of the Equityholders' Disclosure Schedule, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which CKS, PassGo or the PassGo Affiliates are a party or by which it is bound or to which any of their assets are subject (or result in the imposition of any Security Interest upon any of their assets) other than breaches, defaults, accelerations, rights or notices that in the aggregate could not reasonably be expected to have a Material Adverse Effect.

    4.5  Title to Assets.  CKS, PassGo and each PassGo Affiliate has such title
         ---------------
as is stated and confirmed in the covenants implied under Part I of the U.K. Law of Property (Miscellaneous

Provisions) Act 1994 where a disposition is expressed to be made with full title guarantee in respect of, or a valid leasehold interest in, the properties and assets used by it, including without limitation, all properties and assets located on its premises, shown on the Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Security Interests (other than those set forth in Section 4.5 of the Equityholders' Disclosure Schedule), except (a) for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet, and (b) such Security Interests that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

     4.6  Subsidiaries.  Except for PassGo and the PassGo Affiliates, CKS does
          ------------
not have any Subsidiaries, operating or otherwise.

     4.7  Financial Statements. CKS has delivered (collectively, the "Financial
          --------------------                                       ----------
Statements") to AXENT its (i) consolidated audited balance sheets and statements
-----------
of income and cash flow as of and for the fiscal years ended December 31, 1996, December 31, 1997 and December 31, 1998 (the "Most Recent Fiscal Year End"); and
                                             -----------------------------
(ii) consolidated unaudited balance sheets and profit and loss statements, changes in stockholders' equity, and cash flow (the "Most Recent Financial
                                                    ----------------------
Statements") as of and for the two (2) months ended February 28, 1999 (the "Most
-----------                                                                -----
Recent Fiscal Month End").  The Financial Statements (including with respect to
------------------------
the Most Recent Fiscal Year End, the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly on a consolidated basis the financial condition of CKS, PassGo and the PassGo Affiliates (subject to normal year-end adjustment in the case of the Most Recent Financial Statements) and give a true and fair view of the assets and liabilities of CKS, PassGo and the PassGo Affiliates as of such dates and the results of operations of CKS, PassGo and the PassGo Affiliates for such periods and are consistent with the books and records of CKS, PassGo and the PassGo Affiliates.

     4.8  Events Subsequent to Most Recent Fiscal Year End. Since the Most
          ------------------------------------------------
Recent Fiscal Year End, there has not been any Material Adverse Effect with respect to CKS, PassGo or any PassGo Affiliate. Since that date, except as set forth in Section 4.8 of the Equityholders' Disclosure Schedule, neither CKS, PassGo nor any PassGo Affiliate:

         (a) has sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

         (b) has entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses, other than non-exclusive licenses with software vendors) either involving more than $25,000 or outside the Ordinary Course of Business;

         (c) has had accelerated, terminated, modified, or canceled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) to which it is a party or by which it is bound;

         (d) has allowed any Security Interest to be imposed upon any of its assets, tangible or intangible;

     (e) has made any capital expenditure (or series of related capital expenditures) involving more than $25,000;

     (f) has made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions);

     (g) has issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation;

     (h) has delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course of Business;

     (i) has canceled, compromised, waived, or released any right or claim (or series of related rights and claims) outside the Ordinary Course of Business;

     (j) has granted any license or sublicense of any rights under or with respect to any Intellectual Property (other than PassGo's standard non-exclusive end user licenses, copies of which have been provided to AXENT);

     (k)  has changed or had a change authorized in its Charter Documents;

     (l) has issued, sold, or otherwise disposed of any of its shares of capital stock, share capital, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its shares of capital stock or share capital;

     (m) has proposed or declared, set aside, or paid any dividend or made any distribution (including but not limited to any dividend or distribution within the meaning of Section 209 of ICTA) with respect to its shares of capital stock or shares comprising its share capital (in all cases whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its shares of capital stock or share capital;

     (n) has written back or brought into reserve any surplus on any pension arrangements or failed to make less than full provision for pension obligations;

     (o) has experienced any damage, destruction, or loss (whether or not covered by insurance) to its property;

     (p) has made any loan to, or entered into any other transaction with, any of its directors, officers, employees or Equityholders outside the Ordinary Course of Business;

          (q) has entered into any employment contract, service agreement or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

          (r) has granted any increase in the base compensation of any of its directors, officers, and employees outside the Ordinary Course of Business;

          (s) has adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan);

          (t) has made any other change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business or in the terms of its agreements with any independent contractors;

          (u) has made or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business;

          (v) has had any other material occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business;

          (w)  has suffered a Material Adverse Effect;

          (x)  has changed its accounting reference period; and

          (y) is under any legal obligation, whether written or oral, to do any of the foregoing.

     4.9  Undisclosed Liabilities.  Neither CKS, PassGo nor any PassGo Affiliate
          -----------------------
has any Liability, except for (i) Liabilities accrued for or reserved against in of the Most Recent Balance Sheet, and (ii) Liabilities (including Statutory Liabilities) which have arisen after the Most Recent Fiscal Month End in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law and, except as disclosed in
Section 4.9 of the Equityholders' Disclosure Schedule, none of which exceeds $25,000 individually).

     4.10  Legal Compliance.  Each of CKS, PassGo and the PassGo Affiliates has
           ----------------
complied in all respects with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), except where the failure to so comply, individually or in the aggregate, would not have a Material Adverse Effect, and no action, suit, proceeding, hearing, charge, complaint, claim, demand, notice, or to the Knowledge of CKS, investigation has been filed or commenced against it alleging any failure so to comply.

     4.11  Tax Matters.
           -----------

           (a)  U.K Tax Matters.

                i. Except as set forth in Section 4.11(a)(i) of the Equityholders' Disclosure Schedule, all Tax Returns or computations which ought to have been made by or in respect of CKS, PassGo and any PassGo Affiliate for any Tax purpose have been duly made and all such returns and any other notices, including without limitation, accounts and information supplied to the Inland Revenue or H.M. Commissioners of Customs and Excise ("Customs") or other Tax
                                                     ---------
Authority concerned for any such purposes were when filed, up-to-date correct and have been made on a proper basis and none of such returns, notices, accounts or information is disputed in any material respect by the fiscal authority concerned and, to the Knowledge of CKS, there is no fact which might give rise to any such dispute or to any tax liability not provided for in the Most Recent Balance Sheet in respect of any accounting period (as defined in section 12
ICTA) ending on or before the date of the Most Recent Balance Sheet. All Taxes owed to the U.K. or any U.K. jurisdiction by CKS, PassGo or any PassGo Affiliate (whether or not shown on any Tax Return) have been paid in full and within the relevant time limit. Neither CKS, PassGo nor any PassGo Affiliate currently is the beneficiary of any extension of time within which to file any Tax Return required by the U.K. or any U.K. jurisdiction.

                ii. Except as set forth in Section 4.11(a)(ii) of the Equityholders' Disclosure Schedule, in all computations submitted to the Inland Revenue proper adjustment has been made for any disallowable expenditure whether by reason of section 577 ICTA or otherwise and all such computations for all accounting periods ended on or before [Testa to provide number] have been agreed with the Inland Revenue.

                iii. Except as set forth in Section 4.11(a)(iii) of the Equityholders' Disclosure Schedule, the provisions included in the Most Recent Balance Sheet are sufficient to cover all Taxes in respect of all accounting periods ended on or before the date of the Most Recent Balance Sheet for which CKS, PassGo or any PassGo Affiliate was then or might at any time thereafter become or have become liable including (without limitation) Taxes: (1) On, in respect of or by reference to the profits gains or income earned or accrued or deemed for taxation purposes to be earned or accrued for any period ended on or before the date of the Most Recent Balance Sheet; or (2) In respect of distributions made and interest and charges on income paid on or before the date of the Most Recent Balance Sheet.

                iv. Except as set forth in Section 4.11(a)(iv) of the Equityholders' Disclosure Schedule, in relation to Value Added Tax ("VAT"), all
                                                                     ---
amounts due to be paid to Customs have been paid, no dispute exists with Customs and, to the knowledge of CKS there are no present circumstances which are likely to give rise to any such dispute; on all invoices issued by CKS, PassGo or any PassGo Affiliate, VAT at the percentage rate which at the time of the relevant supply was chargeable thereon has been so charged (and all amounts of VAT which have been so charged since the last return made to Customs have been retained for the account of Customs pending the next return date); Neither CKS, PassGo or any PassGo Affiliate has made any election to waive exemption from VAT in relation to any land; and neither CKS, PassGo nor a PassGo Affiliate has ever been a member of any group of companies for VAT purposes.

                v. Except as set forth in Section 4.11(a)(v) of the Equityholders' Disclosure Schedule, since the date of the Most Recent Balance Sheet, neither CKS, PassGo nor any PassGo Affiliate: (1) has made any claim under section 279 or sections 152, 153, or 154 TCGA; or (2) has done or agreed to do anything as a result of which any investment grant paid to CKS, PassGo or any PassGo Affiliate is or may be liable to be refunded in whole or part; and no expenditure has been incurred nor any rents, interest, annual payments or any other sums have been paid or are liable to be paid by CKS, PassGo or any PassGo Affiliate which are wholly or partly disallowable as a deduction or a charge on income in computing profits for the purposes of corporation tax.

                vi. All chargeable assets of CKS, PassGo or any PassGo Affiliate were acquired at market value at the time of acquisition and there are no circumstances giving rise or which may give rise to a Liability or the disallowance of any loss under or pursuant to any of sections 139, 140, 176, 177, 178, and 179 TCGA or sections 17 or 30 TCGA and no loss falls to be restricted under section 18(3) TCGA as a result of the transactions contemplated by this Agreement.

                vii. Except as set forth in Section 4.11(a)(vii) of the Equityholders' Disclosure Schedule, during the 3 years before the date of this
Agreement: (1) There has been no major change in the nature or conduct of a trade carried on by CKS, PassGo or any PassGo Affiliate; and (2) The scale of activities of any trade carried on by CKS, PassGo or any PassGo Affiliate has not been small or negligible within the meaning of section 245 and 768 ICTA.

                viii. Except as set forth in Section 4.11(a)(viii) of the Equityholders' Disclosure Schedule, neither CKS, PassGo nor any PassGo Affiliate has been a party to or involved or concerned in any transaction (other than as contemplated by this Agreement) in which the following provisions have been or could be applied except where all applicable clearances (based on full disclosure of material facts and circumstances) have been obtained:

                      (1)  Sections 139 or 140 TCGA 1992;

                      (2)  Sections 703 and 704 ICTA;

                      (3)  Sections 765, 765A and 766 ICTA;

                      (4)  Sections 770 and 773 ICTA;

                      (5)  Section 776 ICTA;

                      (6)  Sections 779 to 785 (inclusive) ICTA;

                      (7)  Sections 135, 136 and 137 TCGA 1992;

                      (8)  Sections 213 to 218 (inclusive) ICTA;

                      (9)  Section 343 or 467 ICTA;

                      (10) Section 192 TCGA; and

                      (11) Sections 219 to 229 (inclusive) ICTA.

                ix. No claim has been made by CKS, PassGo or any PassGo Affiliate under section 42 Finance Act 1930 during the 12 months before the date of this Agreement.

                x. Except as set forth in Section 4.11(a)(x) of the Equityholders' Disclosure Schedule, all income tax under the PAYE system and payments due in respect of employees' contributions to national insurance and graduated state pension (including in each case any equivalent salary withholding or social security contributions under any Taxation system) have been properly deducted by CKS, PassGo or the relevant PassGo Affiliate and (together with any employers contribution) have been fully and correctly paid to the appropriate authority and proper records thereof have been maintained.

                xi. Except as set forth in Section 4.11(a)(xi) of the Equityholders' Disclosure Schedule, neither the Inland Revenue nor Customs nor any other Tax Authority has at any time carried out or, to the knowledge of CKS is at present conducting any investigation into the business or affairs of CKS, PassGo or any PassGo Affiliate (or any aspect thereof) and CKS, PassGo and the PassGo Affiliates, having made all reasonable inquiries, know of no reason why any such investigation should be initiated.

                xii. Except as set forth in Section 4.11(a)(xii) of the Equityholders' Disclosure Schedule, neither CKS, PassGo nor any PassGo Affiliate has registered or applied to register a profit-related pay scheme with the Inland Revenue.

                xiii. None of CKS, PassGo or a PassGo Affiliate has taken any action which has had, or might have, the result of altering or prejudicing or in any way disturbing any arrangement or agreement which it has previously negotiated with a Tax Authority.

                xiv. Save as provided for in the Most Recent Financial Statements, the value attributed to each of the assets of CKS, PassGo and each PassGo Affiliate as at the date of the Most Recent Balance Sheet is such that on any disposal of any of those assets which is treated for Tax purposes as being for a consideration equal to such value (ignoring any available reliefs and allowances other than amounts falling to be deducted under Section 38 TCGA) no chargeable gain or allowable loss would arise.

                xv. Since the date of the Most Recent Balance Sheet no asset has been acquired or sold by CKS, PassGo or a PassGo Affiliate otherwise than by way of a bargain made at arms length and for a consideration equal to its market value.

                xvi. Except as set forth in Section 4.11(a)(xvi) of the Equityholders' Disclosure Schedule, the book value of each of the assets of CKS, PassGo or a PassGo Affiliate in or adopted for the purposes of the Most Recent Financial Statements on which capital allowances are calculated separately does not exceed the written down value of such asset for the purposes of the CAA and the aggregate book value of plant and machinery for which capital allowances have been claimed under Part
II of that Act does not exceed the written down value of the qualifying expenditure under that Act.

                xvii. None of CKS, PassGo or a PassGo Affiliate has ever ceased to be a member of a group of companies for the purposes of Sections 178 and 179 TCGA and will not cease to be a member of such a group as a result of Closing.

                xviii. None of CKS, PassGo or a PassGo Affiliate has at any time within the period of six years ending with the date of this Agreement acquired any assets other than trading stock from any company which at the time of the acquisition was a member of the same group
(as defined in Section 170 TCGA) as itself.

                xix. None of CKS, PassGo or a PassGo Affiliate has been or is liable to be assessed to Inheritance Tax by virtue of
Section 202 IHTA and there is no potential liability or any unsatisfied liability to Inheritance Tax attached or attributable to any CKS Securities or any shares in or any assets of CKS, PassGo or a PassGo Affiliate such that they are or may hereafter become subject to a charge as mentioned in Sections 237 and Section 238 IHTA.

                xx. Except as set forth in Section 4.11(a)(xx) of the Equityholders' Disclosure Schedule, no event or series of events has occurred which might cause the disallowance of the carry forward of losses or excess charges by CKS, PassGo or the PassGo Affiliates or such that any of Sections 245 or 245A or 245B ICTA have applied or could apply.

                xxi. Except as set forth in Section 4.11(a)(xxi) of the Equityholders' Disclosure Schedule, none of CKS, PassGo or a PassGo Affiliate has issued any share capital to which the provisions of Section 249 ICTA or Section 141(1) TCGA could apply nor does it own any such share capital nor granted options or rights to any person which entitles that person to require the issue of any share capital.

                xxii. Except as set forth in Section 4.11(a)(xxii) of the Equityholders' Disclosure Schedule, none of CKS, PassGo or a PassGo Affiliate CKS has since 31st December

1995 paid a dividend or made a distribution in respect of which advance corporation tax should have been paid and none of CKS, PassGo or a PassGo Affiliate has made or received or purported to make or receive any surrender of the benefit of advance corporation tax under Section 240 ICTA.

                xxiii. All instruments (other than those which have ceased to have a legal effect) executed by CKS, PassGo or a PassGo Affiliate(and in respect of which stamp duty is or may be liable to be paid) have been duly stamped.

                xxiv. None of CKS, PassGo or a PassGo Affiliate has any liability of any nature whatsoever to stamp duty reserve tax.

                xxv. None of CKS, PassGo or a PassGo Affiliate has entered into or been a party to any pre-ordained series of transactions, composite transactions or any other schemes or arrangements into which steps were inserted which served no purpose other than the saving of Tax.

                xxvi. None of CKS, PassGo or a PassGo Affiliate has been party to any other transaction or arrangement of any nature which could give rise to a charge to taxation under Part XVII of ICTA.

           (b)  French Tax Matters.

                i. Except as set forth in Section 4.11(b) of the Equityholders' Disclosure Schedule, and except as provided for in the Most Recent Financial Statements, neither CKS, PassGo nor a PassGo Affiliate is or will be liable to pay any Tax to a French Tax Authority in respect of any period ending, or any event that occurred, on or before the date of the Most Recent Balance Sheet.

                ii. In respect of the period from the date of the Most Recent Balance Sheet until Closing, none of CKS, PassGo or a PassGo Affiliate will have any Liability to Tax in France other than Tax on trading profits earned in the Ordinary Course of Business.

                iii. The execution of this Agreement and the consummation of the transactions contemplated hereby will not result in CKS, PassGo or a PassGo Affiliate incurring any Liability to Tax in France.

           (c)  German Tax Matters.

                i. Except as provided for in the Most Recent Financial Statements, neither CKS, PassGo nor a PassGo Affiliate is or will be liable to pay any Tax to a German Tax Authority in respect of any period ending, or any event that occurred, on or before the date of the Most Recent Balance Sheet.

                ii. In respect of the period from the date of the Most Recent Balance Sheet until Closing, none of CKS, PassGo or a PassGo Affiliate will have any Liability to Tax in Germany other than Tax on trading profits earned in the Ordinary Course of Business.

                iii. The execution of this Agreement and the consummation of the transactions contemplated hereby will not result in CKS, PassGo or a PassGo Affiliate incurring any Liability to Tax in Germany.

           (d)  U.S. Tax Matters.

                i. Except as set forth in Section 4.11(d)(i) of the Equityholders' Disclosure Schedule, CKS, PassGo and each PassGo Affiliate has withheld and paid all U.S. Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

                ii. Neither the Equityholders, CKS, PassGo nor the PassGo Affiliates know of any facts that might reasonably cause any U.S. authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of CKS, PassGo or any PassGo Affiliate either (1) claimed or raised by any authority in writing or (2) as to which CKS has Knowledge.

                iii. Neither CKS, PassGo nor any PassGo Affiliate has waived any statute of limitations in respect of Taxes which may be imposed by a U.S., federal, state or local Tax Authority or agreed to any extension of time with respect to a Tax assessment or deficiency which may be imposed by a U.S., federal, state or local Tax Authority; no U.S. Federal, state or local Taxing Authority is currently conducting an audit or to CKS's Knowledge, an investigation of CKS's, PassGo or any PassGo Affiliate, and CKS has no Knowledge of any threatened or proposed audit or adjustment of tax liability.

                iv. Neither CKS, PassGo nor any PassGo Affiliate has filed a consent under Code Section 341(f) concerning collapsible corporations. Neither CKS, PassGo nor any PassGo Affiliate has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code (S)280G except for such payments which either individually or in the aggregate do not exceed $25,000. CKS, PassGo and the PassGo Affiliates have disclosed on any U.S. federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code (S)6662. Neither CKS, PassGo nor any PassGo Affiliate is a party to any Tax allocation or sharing agreement. Neither CKS, PassGo nor any PassGo Affiliate (i) has been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was CKS, PassGo or the PassGo Affiliates) or (ii) has any Liability for the Taxes of any Person (other than CKS) under Treas. Reg. (S)1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

           (e)  General Tax Matters.

                i. Except as set forth in Section 4.11(e)(i) of the Equityholders' Disclosure Schedule, all Tax Returns and related information which were required to be filed by CKS, PassGo and the PassGo Affiliates up to and including the date hereof (taking into account any extensions) have been filed, and such Tax Returns were true and correct when filed. All Taxes owed by the CKS, PassGo or any PassGo Affiliate have been paid when due. Any current extensions to any Tax Returns are set forth in Section 4.13(e) of the Equityholders' Disclosure Schedule.

                ii. Except as set forth in Section 4.11(e)(ii) of the Equityholders' Disclosure Schedule, no claim has ever been made by a Tax Authority in a jurisdiction where CKS, PassGo or the PassGo Affiliates do not file Tax Returns that they are or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of CKS, PassGo or the PassGo Affiliates that arose in connection with any failure (or alleged failure) to pay any Tax.

                iii. Except as set forth in Section 4.11(e)(iii) of the Equityholders' Disclosure Schedule, Section 4.11(e)(iii) of the Equityholders' Disclosure Schedule lists all income Tax Returns filed with any jurisdiction with respect to CKS, PassGo or the PassGo Affiliates for taxable periods ended on or after December 31, 1991, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. CKS has delivered to AXENT correct and complete copies of all such income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by CKS, PassGo or any PassGo Affiliate since December 31, 1991.

                iv. Except as set forth in Section 4.11(e)(iv) of the Equityholders' Disclosure Schedule, the unpaid Taxes of CKS, PassGo and the PassGo Affiliates do not exceed the reserve for Tax liability set forth in the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date.

                v. All Tax required to be deducted from any payments made by CKS, PassGo or any PassGo Affiliate which it is obliged or entitled to make or has been deducted and accounted in full to the relevant Tax Authority.

                vi. Neither the execution of this Agreement nor Closing will result in a liability to Tax on the part of CKS, PassGo or a PassGo Affiliate.

                vii. Except as set forth in Section 4.11(e)(vii) of the Equityholders' Disclosure Schedule, none of CKS, PassGo or a PassGo Affiliate has claimed any Tax Relief to which it is not entitled or made any Tax computation that includes a Tax Relief to which it is not entitled.

     4.12  Real Property.
           -------------

           (a) Section 4.12(a) of the Equityholders' Disclosure Schedule lists all the land, buildings and premises now owned or occupied by CKS, PassGo or any PassGo Affiliate or in which CKS, PassGo or any PassGo Affiliate has any estate, interest, right or title whatsoever (including for the avoidance of doubt interests in the nature of options, rights of preemption or other contractual relationships).

           (b) Except as described in Section 4.12(b) of the Equityholders' Disclosure Schedule and except to the extent that any such matters in the aggregate would not have a Material Adverse Effect, none of CKS, PassGo, or any PassGo Affiliate has any actual or contingent liability (whether as original tenant, surety or otherwise howsoever) in respect of any land, buildings or premises.

           (c) The Properties are not subject to any agreement or right to acquire the same nor any option, right of preemption or right of first refusal, there are no outstanding actions, claims or demands between CKS, PassGo or a PassGo Affiliate and any third party affecting or in respect of any of the Properties, there is no Person who is in occupation or to the Knowledge of CKS who has or claims any rights or easements of any kind in respect of the Properties adversely to the estate, interest, right or title of CKS, PassGo or any PassGo Affiliate and there are no disputes, oral agreements or forbearance programs in effect relating to any of the Properties or any lease, sub-lease or license of any of the Properties.

           (d) PassGo is the sole legal and beneficial owner of the fee simple absolute in possession (as that expression is understood under English law) of the Owned Freehold Property free (except as described in Section 4.12(d) of the Equityholders' Disclosure Schedule) of all Security Interests.

           (e) CKS, PassGo or a PassGo Affiliate has a valid leasehold interest (free of Security Interests) in each of the Leased Properties pursuant to a lease or sub-lease listed in Section 4.12(e) of the Equityholders' Disclosure Schedule of which a correct and complete copy (as amended to date) has been delivered to AXENT which, to the Knowledge of CKS, is valid, binding and enforceable against the lessor or sub-lessor thereof, is in full force and effect and has not been repudiated.

           (f) PassGo has a valid license to occupy the Licensed Property pursuant to the license agreement listed in Section 4.12(f) of the Equityholders' Disclosure Schedule of which a correct and complete copy (as amended to date) has been delivered to AXENT which, to the Knowledge of CKS, is valid, binding and enforceable against the licensor thereof, is in full force and effect and has not been repudiated.

           (g) None of CKS, PassGo or any PassGo Affiliate has assigned, transferred, conveyed or deeded in trust any interest in any Property.

           (h) No consent is required with respect to any such lease, sub-lease or license agreement as a result of this Agreement, and the actions contemplated by this Agreement will not result in the change of any terms of any such lease, sub-lease or license agreement.

           (i) None of CKS, PassGo or any PassGo Affiliate is in breach or default of any such lease, sub-lease or license agreement and, to the Knowledge of CKS no other party to any such lease, sub-lease or license is in default, no event has occurred which, with giving of notice or lapse of time, would constitute a breach or default or would permit termination, modification, forfeiture or acceleration thereof or thereunder.

           (j) Except where such matters would not, in aggregate have a Material Adverse Effect, if any Leased Property or the Licensed Property were to remain in its present condition at the time of termination of the relevant lease, sub-lease or license agreement, neither CKS, PassGo nor any PassGo Affiliate would have any Liability in respect of the condition of such Leased Property or the Licensed Property.

           (k) CKS, PassGo or a PassGo Affiliate holds all licenses, permissions, permits authorizations and consents necessary for its current, operation, occupation or use of any of the Properties.

           (l) There are no demolition, condemnation or compulsory purchase notices, orders or resolutions or similar or analogous instruments or measures affecting any of the Properties.

           (m) The information in the Equityholders' Disclosure Schedule with respect to the insurance of the Properties is up to date and true and accurate in all material respects.

           (n) All the Properties are supplied with utilities and other services necessary for their operation.

           (o) In respect of any Leased Property held under a sub-lease and in respect of the Licensed Property, no superior lessor and no Property owner is entitled to terminate, or affect in a material and adverse way, the interest of CKS, PassGo or a PassGo Affiliate or to take any action against CKS, PassGo or a PassGo Affiliate except by reason of a material breach by CKS, PassGo or a PassGo Affiliate of the terms of the relevant sub-lease or license agreement.

     4.13  Intellectual Property.
           ---------------------

           (a) Either CKS, PassGo or a PassGo Affiliate is the sole and exclusive owner of all right, title and interest in and has good, valid and marketable title to, or, as to third party rights identified in Section 4.13(a) of the Equityholders' Disclosure Schedule (which identifies all such rights other than general commercial software programs), has obtained a license to use, all Intellectual Property necessary for the operation of the businesses of CKS, PassGo and the

PassGo Affiliates as presently conducted. The Intellectual Property owned by CKS, PassGo or the PassGo Affiliates is free and clear of all mortgages, pledges, liens, security interests, conditional sales agreements, encumbrances or charges of any kind. The rights of CKS, PassGo and the PassGo Affiliates as licensees of any Intellectual Property are free and clear of all pledges, liens, security interests, encumbrances or similar charges of any kind. Each item of Intellectual Property owned or used by CKS, PassGo or any PassGo Affiliate immediately prior to the Closing hereunder will be owned or available for use by such Person on identical terms and conditions immediately subsequent to the Closing hereunder. Either CKS, PassGo or a PassGo Affiliate is the sole and exclusive owner of all right, title and interest in, and has good, valid and marketable title to, or, as to third party programs identified in Section 4.13(a) of the Equityholders' Disclosure Schedule (including Embedded Software), has obtained a license to use and for the right to sublicense, the Embedded Software, Developed Software and any other software programs including without limitation those software programs listed on Section 4.13(a) of the Equityholders' Disclosure Schedule (collectively, the "Software Programs") and
                                                       -----------------
the Documentation (as defined in Section 4.13(h) below), free and clear of all mortgages, pledges, liens, security interests, conditional sales agreements, encumbrances or charges of any kind. Section 4.13(a) of the Equityholders' Disclosure Schedule contains a complete list of all Software Programs (and the owner or licensee of such Software Program) registered trademarks and service marks, all reserved trade names, all registered copyrights, all pending applications for registration of any marks or copyrights, and all filed patent applications and issued patents used in, or otherwise necessary for the conduct of, the business of CKS, PassGo and the PassGo Affiliates as currently conducted.

           (b) In no instance has the eligibility of the Embedded Software or the Developed Software for protection under applicable copyright law been forfeited to the public domain by omission of any required notice or any other action.

           (c) The source code and Documentation (except end-user manuals) relating to the Software Programs owned by CKS, PassGo or the PassGo Affiliates
(i) have at all times been maintained in strict confidence, (ii) have been disclosed only to employees having a "need to know" the contents thereof in connection with the performance of their duties and (iii) have not been disclosed to any third party, except pursuant to any agreements containing a confidentiality obligation, which agreements are set forth in Section 4.13(c) of the Equityholders' Disclosure Schedule.

           (d) Except as set forth in Section 4.13(d) of the Equityholders' Disclosure Schedule, all personnel, including employees, agents, consultants, and contractors, who have contributed to or participated in the conception and development of the Software Programs, Documentation or Intellectual Property have executed the nondisclosure agreements in the form set forth in Section 4.13(d) of the Equityholders' Disclosure Schedule and either (i) have been party to a written agreement with CKS, PassGo or a PassGo Affiliate that has accorded CKS, PassGo or such PassGo Affiliate full, effective, exclusive and original ownership of all the Software Programs, Documentation and Intellectual Property, or (ii) have executed appropriate instruments of assignment in favor of CKS, PassGo or such PassGo Affiliate as assignee that have conveyed to CKS, PassGo or the PassGo Affiliate full, effective, and exclusive ownership of all the Software Programs, Documentation and Intellectual Property.

           (e) Section 4.13(e) of the Equityholders' Disclosure Schedule contains a complete list of software libraries, compilers and other third-party software used in the development of the Developed Software by CKS, PassGo or the PassGo Affiliates. Section 4.13(e) of the Equityholders' Disclosure Schedule lists all license agreements for the use of such Software Programs by CKS, PassGo or the PassGo Affiliates and, if such software is not licensed, the basis for use of such Software Programs. All use of each of such Software Programs has been in full compliance with the respective license agreement or other right of use listed on Section 4.13(e) of the Equityholders' Disclosure Schedule and all royalties, licenses, use or other similar fees due under such agreements have been paid in full. The Software Programs perform in all material respects in accordance with the technical specifications therefor and with the warranties set forth in the licenses.

           (f) The Software Programs, the use thereof by CKS, PassGo or any PassGo Affiliate and the use, license, sale or lease of the Software Programs, or of any part thereof, or of any copy, or of any part thereof, do not, and will not, infringe on, or contribute to the infringement of, any copyright, trade secret, patent or any other exclusionary right of any third party in either the U.S., the U.K. or any foreign country. No Person has asserted a claim that the use, license, sale or lease of any Software Program, or any part thereof, infringes or contributes to the infringement of any patent claim, copyright or trade secret right of any third party in either the U.S., the U.K. or any other country, and neither the Equityholders, CKS, PassGo nor any PassGo Affiliate is aware of any fact which would reasonably be a basis for any such claim.

           (g) Except as set forth in Section 4.13(g) of the Equityholders' Disclosure Schedule and except with respect to demonstration or trial copies, no portion of the Software Programs contains any "back door," "time bomb," "Trojan Horse," "worm," "drop dead device," "virus" or other software routines or hardware components designed to permit unauthorized access; to disable or erase software, hardware, or data; or to perform any other such actions.

           (h) The documentation of the Software Programs (other than licensed Software Programs that is not Embedded Software) includes without limitation the source code (with comments) for all Software Programs, as well as any pertinent commentary or explanation that may be necessary to render such materials understandable and usable by a trained computer programmer, any programs (including compilers), "workbenches," tools and higher level (or "proprietary") language necessary for the development, maintenance and implementation of the Software Programs and any all materials relating to the Software Programs, including without limitation all notes, flow charts, programmer's or user's manuals (collectively, the "Documentation").
                           ---------------

           (i) Except as set forth on Section 4.13(i) of the Equityholders' Disclosure Schedule, CKS has delivered to AXENT correct and complete samples or copies of all trademarks, service marks, trade names copyrights, patents, registrations and applications, licenses, agreements or permissions (as amended to date) held by CKS,

PassGo and the PassGo Affiliates, and has made available to AXENT correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. With respect to each item of Intellectual Property used in, or otherwise necessary for the conduct of, the business of CKS, PassGo and the PassGo Affiliates as and heretofore conducted:
(i) either CKS or the identified party possesses all right, title, and interest in and to the item; (ii) the item is not subject to any outstanding judgment, order, decree, stipulation, injunction, or charge; (iii) no charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand or claim of abandonment is pending or, to the Knowledge of CKS, is threatened which challenges the legality, validity, enforceability of the item; (iv) the item does not and its use will not infringe on, or contribute to the infringement of, any copyright, trademark, trade secret or other similar right of any third party and (v) except as set forth in Section 4.13(i) of the Equityholders' Disclosure Schedule and except for end-user agreements with respect to Developed Software, neither CKS, PassGo nor any PassGo Affiliate has ever agreed to indemnify any person or entity for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

           (j) CKS has supplied AXENT with correct and complete copies of all third party licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each such item: (i) the license, sublicense, agreement, or permission covering the item is legal, valid, binding, enforceable, and in full force and effect; (ii) the license, sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms immediately following the Closing; (iii) neither CKS, PassGo nor any PassGo Affiliate is and, to the Knowledge of CKS, no other party to the license, sublicense, agreement, or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder; (iv) neither CKS, PassGo nor any PassGo Affiliate has and no other party to the license, sublicense, agreement, or permission has repudiated any provision thereof; (v) the underlying item of Intellectual Property is not subject to any outstanding judgment, order, decree, stipulation, injunction, or charge; (vi) no charge, complaint, action, suit, proceedings, hearing, claim, demand or to the Knowledge of CKS, investigation is pending against the interest of CKS, PassGo or the PassGo Affiliates, or to the Knowledge of CKS is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and (vii) neither CKS, PassGo nor any PassGo Affiliate has granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

           (k) Section 4.13(k) of the Equityholders' Disclosure Schedule sets forth a complete and accurate list of all licenses and sublicenses of the Software Programs and of all customer trial agreements for the Software Programs that are currently in effect granted by CKS, PassGo or any PassGo Affiliate to other parties. All licenses identified in Section 4.13(k) of the Equityholders' Disclosure Schedule constitute only end-user agreements, each of which grants the end-user thereunder principally the nonexclusive right and license to use an identified Software Program and related user documentation, for internal purposes only, at the sites specified in each agreement.

           (l) CKS has supplied AXENT with correct and complete copies of all distributor and reseller agreements that are currently in effect to which any of CKS, PassGo or any PassGo Affiliate is a party. With respect to CKS, PassGo and the PassGo Affiliates, and with respect to the other party, to the Knowledge of CKS, each such agreement: (i) is legal, valid and binding, enforceable, and in full force and effect, (ii) will continue in full force and effect on identical terms immediately following the Closing, and (iii) neither CKS, PassGo nor any PassGo Affiliate is and, to the Knowledge of CKS, no other party to such agreement is, in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification or acceleration thereunder.

           (m) Each system, comprised of Software Programs, databases, hardware or embedded control systems (microprocessors controlled or controlled by any robotic or other device) that is sold, licensed or otherwise included as a part product or service offerings of CKS, PassGo or the PassGo Affiliates to their customers or that constitutes any material part of, or is used in connection with the use, operation or enjoyment of any material tangible or intangible asset or real property of CKS, PassGo or the PassGo Affiliates (collectively, a "System") will not be materially adversely affected by the advent of the year
--------
2000, the advent of the twenty-first century or the transition from the twentieth century through the year 2000 and into the twenty-first century. CKS has no Knowledge or any reason to believe that it may incur material expenses arising from or relating to the failure of any of its Systems as a result of the advent of the year 2000, the advent of the twenty-first century or the transition from the twentieth century through the year 2000 and into the twenty-first century. Each System is able to accurately process date data, including but not limited to, calculating, comparing and sequencing from, into and between the twentieth century (through year 1999), the year 2000 and the twenty-first century, including leap year calculations.

           (n)  Except as utilized in paragraphs (b), (c), (e) and (g) above,
                                      ----------
the terms "Software Programs" and "Documentation" shall not include general commercial software programs internally utilized by CKS, PassGo or the PassGo Affiliates that is not Embedded Software, the absence of which would not result in a Material Adverse Effect.

     4.14  Confidential Information.
           ------------------------

           (a) None of CKS, PassGo and the PassGo Affiliates use any processes and none of them are engaged in any activities which involve the misuse of any confidential information belonging to any third party or alleged misuse.

           (b) To the Knowledge of CKS, no Confidential Information is being or has been misused in a manner that would result in a Material Adverse Affect.

           (c) None of CKS, PassGo and the PassGo Affiliates has disclosed to any person any Confidential Information except where such disclosure was properly made in the normal course of CKS' business and was made subject to an agreement under which the recipient is obliged to maintain the confidentiality of such Confidential Information and is restrained from further disclosing or using it other than for the purposes for which it was disclosed.

           (d) Confidential Information used by any of CKS, PassGo or the PassGo Affiliates is kept strictly confidential and each of CKS, PassGo and the PassGo Affiliates operates and fully complies with procedures which maintain such confidentiality, which confidentiality has not been breached.

     4.15  Single European Currency.
           ------------------------

           (a) For the purposes of this section, "product" means any product, service, item of equipment, hardware, software (or other item containing, using or dependent on any of the foregoing) and the phrase "euro compliant" means that
(i) the introduction of the single European currency shall not affect the performance or functionality of any products nor cause products to malfunction, end abruptly, provide invalid results or adversely affect the business of any person using a product, and (ii) all products shall continue to operate in accordance with their published specifications and the terms of any contracts relating thereto up to, during and after the introduction of the single European currency.

           (b) The products used in the internal systems and procedures of each of CKS, PassGo and the PassGo Affiliates are euro compliant and neither the continuity of supply of products by CKS to its customers nor the supply of products to any of CKS, PassGo and the PassGo Affiliates will be affected by the introduction of the single European currency.

     4.16  Tangible Assets.  Either CKS, PassGo or a PassGo Affiliate owns or
           ---------------
leases all buildings, machinery, equipment, and other tangible assets used in the conduct of their businesses as presently conducted. Each such tangible is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used. The Most Recent Balance Sheet sets forth all of the assets necessary to conduct the businesses of CKS, PassGo and the PassGo Affiliates, as currently conducted and as it is contemplated they are to be conducted in the future.

     4.17  Records. All the accounts, books (including the minute books),
           -------
registers, ledgers and financial and other material records of whatsoever kind of each of CKS, PassGo and the PassGo Affiliates (including all invoices and other records required for VAT purposes) are up-to-date, in its possession or under its control and have been fully properly and accurately kept and compiled; there are no material inaccuracies or discrepancies of any kind contained or reflected therein and they give and reflect a true and fair view of the financial, contractual and trading position of each of CKS, PassGo and the PassGo Affiliates and of its plant and machinery, fixed and current assets and liabilities (actual and contingent), debtors, creditors and stock-in-trade and work-in-progress.

     4.18  Contracts.  Section 4.18 of the Equityholders' Disclosure Schedule
           ---------
lists the following contracts and other agreements to which CKS, PassGo or any PassGo Affiliate is a party:

           (a) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $50,000 per annum;

           (b)  any agreement concerning a partnership or joint venture;

           (c) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

           (d)  any agreement concerning noncompetition;

           (e)  any agreement with the Equityholders and their Affiliates;

           (f) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of its current or former directors, officers, and employees;

           (g) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $80,000 or providing severance benefits other than standard offer letters;

           (h) any agreement under which it has advanced or loaned any amount to any of its directors, officers, employees or Equityholders outside the Ordinary Course of Business; or

           (i) any agreement for performing services for customers or clients providing for payments in excess of $50,000 per annum or any agreement under which CKS, PassGo or any PassGo Affiliate is receiving services providing for payments in excess of $50,000 per annum.

A correct and complete copy of each written agreement listed in Section 4.18 of the Equityholders' Disclosure Schedule (as amended to date) and a written summary setting forth the terms and conditions of each oral agreement, if any, referred to in Section 4.18 of the Equityholders' Disclosure Schedule has been delivered to AXENT. With respect to each agreement to which CKS, PassGo or a PassGo Affiliate is a party, including without limitation, the agreements set forth above: (i) such agreement is, with respect to CKS, PassGo and the PassGo Affiliates, legal, valid, binding, enforceable, and in full force and effect and to the Knowledge of CKS, legal, valid, binding and enforceable with respect to the other parties thereto except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditor's rights generally and except that the availability of equitable remedies, including specific performance, is subject to, discretion of the court before which proceedings therefor may be brought; (ii) such agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms immediately following the consummation of the transactions contemplated hereby; (iii) none of CKS, PassGo or the PassGo

Affiliates is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default and, except as set forth in Schedule 4.18 of the Equityholders' Disclosure Schedule, to the Knowledge of CKS, no other party to any agreement is in breach or default, or which would permit termination, modification, or acceleration, under the agreement.

     4.19  Restrictive Agreements.
           ----------------------

           (a) There are no agreements in force restricting the freedom of any of CKS, PassGo or the PassGo Affiliates to provide and take goods and services or to otherwise conduct its trade and business by such means and from and to such persons as it may from time to time think fit.

           (b) None of CKS, PassGo and the PassGo Affiliates is nor has it been party to any agreement, arrangement, concerted practice or course of conduct which:

                i. is subject to registration under the U.K. Restrictive Trade Practices Acts 1976 and 1977 or contravenes the provisions of the U.K. Resale Prices Act 1976 or is or has been the subject of any inquiry, to the Knowledge of CKS, investigation or proceeding under any of these Acts; or

                ii. is or has been the subject of an inquiry, to the Knowledge of CKS, investigation, reference or report under the U.K. Fair Trading Act 1973 (or any previous legislation relating to monopolies or mergers) or the U.K. Competition Act 1980; or

                iii. contravenes Article 85(l) or 86 of the Treaty of Rome or which has been notified to the Commission of the European Community for an exemption or in respect of which an application has been made to the said Commission for a negative clearance or infringes any regulation or other enactment made under Article 87 of the said Treaty or is or has been the subject of any inquiry, proceeding, or to the Knowledge of CKS, investigation in respect thereof; or

                iv. has or is intended to have the effect of restricting, distorting or preventing competition in connection with the production, supply or acquisition of goods in the U.K. or any part of it or the supply or securing of services in the U.K. or any part of it; or

                v. is by virtue of its terms or by virtue of any practice for the time being carried on in connection therewith a "Consumer Trade Practice" within the meaning of Section 13 of the Fair Trading Act 1973 and susceptible to or under reference to the Consumer Protection Advisory Committee or the subject matter of a report to the Secretary of State or the subject matter of an Order by the Secretary of State under the provisions of Part II of that Act; or

                vi. infringes any other competition, anti-restrictive trade practice, anti-trust or consumer protection law or legislation applicable in the U.K. or elsewhere and not specifically mentioned in this Section 4.19(vi).

           (c) None of CKS, PassGo and the PassGo Affiliates has given any assurance or undertaking to the Restrictive Practices Court or the Director General of Fair Trading or the Secretary of State for Trade and Industry or the Commission or the Court of Justice of the European communities or any other court, person, or body nor is any of CKS, PassGo or the PassGo Affiliates subject to any act, decision, regulation or other instrument made by any of them relating to any matter referred to in this Section 4.19(c).

           (d) None of CKS, PassGo and the PassGo Affiliates is in default or in contravention of any article, act, decision, regulation or other instrument or of any undertaking relating to any matter referred to in this Section 4.19(d) ("the Anti-Trust Rules") and none of CKS, PassGo and the PassGo Affiliates has received any complaint or threat to complain under or referring to the Anti-Trust rules from any person and has not received any request for information, investigation or objection relating to the Anti-Trust Rules or been party to any proceedings to which the Anti-Trust Rules (or any of them) were pleaded or relied upon.

           (e) None of CKS, PassGo and the PassGo Affiliates is in a dominant position in any market in any substantial part of the European Union for the purposes of Article 86 of the Treaty of Rome.

     4.20  Notes and Accounts Receivable. All notes and accounts receivable of
           -----------------------------
CKS, PassGo and the PassGo Affiliates are reflected properly on their books and records, are valid receivables subject to no setoffs or counterclaims, are current and are and will be collectible in accordance with their terms at their recorded amounts.

     4.21  Administration.
           --------------

           (a) Except as set forth in Section 4.21 of the Equityholders' Disclosure Schedule, every document required by the Companies Acts to be filed with the Registrar of Companies has been duly filed and compliance has been and is being made by the Company with the Companies Acts.

           (b) As regards CKS, PassGo and the PassGo Affiliates, no order has been made or petition presented or resolution passed for its winding-up, no distress, execution or other process has been levied on any of its assets, it has not suspended payment and is not insolvent or unable to pay its debts within the meaning of Section 123 Insolvency Act 1986, no receiver has been appointed or could be appointed by any person of its business or assets or undertaking or any part thereof and there is no unfulfilled or unsatisfied judgment, arbitration award or court order or arbitration order outstanding against it.

           (c) None of CKS, PassGo and the PassGo Affiliates or their respective officers, servants or agents nor any of respective appointed representatives has committed any breach of the U.K. Financial Services Act 1986, the rules of any applicable self-regulatory organization or its terms of appointment as an appointed representative nor has any of their respective procedures been criticized in the course of any investigation by a monitoring unit of the Securities Investment Board, any applicable self-regulatory organization or by its auditors.

     4.22  Powers of Attorney. There are no outstanding powers of attorney
           ------------------
executed on behalf of CKS, PassGo or any PassGo Affiliate.

     4.23  Insurance. Section 4.23 of the Equityholders' Disclosure Schedule a
           ---------
list of each current insurance policy (including fire, theft, casualty, general liability, and workers compensation, business interruption, environmental, product liability and automobile insurance) and bond and surety arrangements) to which CKS, PassGo or any PassGo Affiliate is a party, a named insured, or otherwise currently the beneficiary of coverage. With respect to each insurance policy presently in effect: (i) the policy is legal, valid, binding, enforceable, and in full force and effect; (ii) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms immediately following the consummation of the transactions contemplated hereby; (iii) no party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy. CKS, PassGo and the PassGo Affiliates are covered by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period. Section 4.23 of the Equityholders' Disclosure Schedule describes any self-insurance arrangements affecting CKS.

     4.24  Litigation.  Section 4.24 of the Equityholders' Disclosure Schedule
           ----------
sets forth each instance in which CKS, PassGo or any PassGo Affiliate (a) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (b) is a party or, to the Knowledge of CKS, is threatened to be made a party to any action, suit, proceeding, hearing, or, to the Knowledge of CKS, investigation of, in, or before any court or quasi-judicial or administrative agency of any U.K., U.S., state, local, or other foreign jurisdiction or before any arbitrator. None of the actions, suits, proceedings, hearings, and investigations set forth in Section 4.24 of the Equityholders' Disclosure Schedule could individually or in the aggregate result in any Material Adverse Effect on CKS, PassGo or any PassGo Affiliate.

     4.25  Employees.  To the Knowledge of CKS, no executive, key employee, or
           ---------
group of employees currently has any plans to terminate employment with CKS, PassGo or any PassGo Affiliate independently of or as a result of this Agreement. Neither CKS, PassGo nor any PassGo Affiliate has committed any unfair labor practice. Except as set forth in Section 4.25 of the Equityholders' Disclosure Schedule, since January 1, 1998, no present or former Employees of CKS, PassGo or the PassGo Affiliates have terminated their employment, with, or have been terminated by CKS, PassGo or the PassGo Affiliates. CKS has no Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of CKS, PassGo nor any PassGo Affiliate.

     4.26  Employee Benefits.
           -----------------

           (a)  General.

                i. Except as set forth in Section 4.26(a)(i) of the Equityholders' Disclosure Schedule, full particulars (whether or not the same are reduced to writing) of the terms and conditions of employment or engagement of all the Employees (including without limitation, all remuneration, incentives, bonuses, expenses, profit sharing arrangements and other payments, share option schemes and other benefits whatsoever payable) are detailed in the Equityholders' Disclosure Schedule and, where an Employee has been continuously absent from work for more than one month, the reasons for the absence are set out in the Equityholders' Disclosure Schedule.

                ii. Except as set forth in Section 4.26(a)(ii) of the Equityholders' Disclosure Schedule, there is not in existence any contract of employment with any Employee (or any contract for services with any individual) which cannot be terminated by CKS, PassGo or any PassGo Affiliate giving three months' notice or less without giving rise to a claim for damages or compensation (other than a statutory redundancy payment or statutory compensation for unfair dismissal) or which is in suspension or has been terminated but is capable of being revived or enforced or in respect of which CKS, PassGo or any PassGo Affiliate has a continuing obligation.

                iii. CKS, PassGo or any PassGo Affiliate has not appointed any self-employed consultant whose consultancy arrangements are current;

                iv.  CKS, PassGo and each PassGo Affiliate has;

                     (1) complied with all obligations imposed on them by Articles of the Treaty of Rome, European commission Regulations and Directives and all statutes, regulations and codes of conduct relevant to the relations between them and their Employees or them and any recognized trade union;

                     (2) maintained adequate and suitable records regarding the service of each present and former Employee;

                     (3) complied with all collective agreements and customs and practices for the time being dealing with relations with or the conditions of service of all present and former Employees; and

                     (4) complied with all relevant orders and awards made under any statute or by a court or tribunal affecting the conditions of service of each present and former Employee.

               v. Except as set forth in Section 4.26(a)(v) of the Equityholders' Disclosure Schedule, CKS, PassGo or any PassGo Affiliate is not involved in any disputes and there are no circumstances which may result in any dispute involving any present or former Employee and none of the provisions of this Agreement including the identity of AXENT is likely to lead to any such dispute.

               vi. There is not outstanding any agreement or arrangement to which CKS, PassGo or PassGo Affiliate is a party for profit sharing or for payment to any present and former Employee of bonuses or for incentive payments or other similar matters.

               vii. Except as set forth in Section 4.26(a)(vii) of the Equityholders' Disclosure Schedule, there is no agreement or arrangement between CKS, PassGo or any PassGo Affiliate and any Employee which is not included in the written terms of his employment or previous employment detailed in the Equityholders' Disclosure Schedule.

               viii. Except as set forth in Section 4.26(a)(viii) of the Equityholders' Disclosure Schedule, since the Most Recent Financial Statements no change has been made in the terms of employment by CKS, PassGo or any PassGo Affiliate (other than those required by law) of any of the Employees of CKS, PassGo or any PassGo Affiliate and CKS, PassGo or any PassGo Affiliate are not obliged to increase and have not made provision to increase the total annual remuneration payable to their Employees by more than 5 per cent.

               ix. CKS, PassGo or any PassGo Affiliate have not entered into any recognition agreement with a labor union (or similar organization) nor have they done any act which may be construed as recognition.

           (b) U.K. Employee Benefits.

               i. CKS, PassGo or any PassGo Affiliate have complied with all recommendations made by the Advisory Conciliation and Arbitration Service and with all awards and declarations made by the Central Arbitration Committee, if applicable.

               ii.   Within the two years preceding the Closing Date
CKS, PassGo and any PassGo Affiliate have not been a party to a relevant transfer (as defined in the Transfer of Undertakings) (Protection of Employment) Regulations 1981).

               iii. Except as set forth in Section 4.26(b)(iii) of the Equityholders' Disclosure Schedule, no amounts due to or in respect of any of the present and former Employee (including without limitation PAYE and national insurance and pension contributions) are in arrears or unpaid.

                   iv. Except as set forth in Section 4.26(b)(iv) of the Equityholders' Disclosure Schedule, no monies or benefits other than in respect of contractual emoluments are payable to any of the present and former Employee and there is not at present a claim, occurrence or state of affairs which may hereafter give rise to a claim against CKS, PassGo or any PassGo Affiliate arising out of the employment or termination of employment of any present and former Employee for compensation for loss of office or employment or otherwise and whether under the U.K. Employment Rights Act 1996, U.K. Equal Pay Act 1970, U.K. Sex Discrimination Act 1975, U.K. Race Relations Act 1976, U.K. Disability Discrimination Act 1996, U.K. Sex Discrimination Act 1986 or any other legislation or otherwise howsoever.

           (c)  French Employee Benefits.

                i. In respect of each French Employee, PassGo France has fully complied with all applicable French laws including (without limitation) laws relating to social security payments and Taxes, employee consultation and the enactment into French laws of all applicable provisions of the laws of the European Union.

                ii. Neither this Agreement nor the consummation of any of the transactions contemplated hereby is required by the laws of France to be the subject to consultation with, or approval of, any French Employee or any union or other body representing all or any of the French Employees.

                iii. None of CKS or PassGo or a PassGo Affiliate has established a Works Council (or similar body) in France and none of them is legally obliged to do so.

           (d)  German Employee Benefits.

                i. In respect of each German Employee, PassGo has fully complied with all applicable German laws including (without limitation) laws relating to social security payments and Taxes, employee consultation and the enactment into German laws of all applicable provisions of the laws of the European Union.

                ii. Except as set forth in Section 4.26(d)(ii) of the Equityholders' Disclosure Schedule, neither this Agreement nor the consummation of any of the transactions contemplated hereby is required by the laws of Germany to be the subject to consultation with, or approval of, any German Employee or any union or other body representing all or any of the German Employees.

                iii. None of CKS or PassGo or a PassGo Affiliate has established a Works Council (or similar body) in Germany and none of them is legally obliged to do so.

           (e)  U.S. Employee Benefits.
                ----------------------

                i. Section 4.26(e) of the Equityholders' Disclosure Schedule lists each Employee Benefit Plan that CKS, PassGo, any PassGo Affiliate, or any ERISA Affiliate maintains or to which CKS, PassGo, any PassGo Affiliate or any ERISA Affiliate contributes.

                ii. Each such Employee Benefit Plan (and each related trust, insurance contract, or fund) complies in form and in operation in all respects with the applicable requirements of ERISA, the Code, and other applicable laws.

                iii. All required reports and descriptions (including
Form 5500 Annual Reports, Summary Annual Reports, and Summary Plan Descriptions) have been filed or distributed appropriately with respect to each such Employee Benefit Plan. The requirements of Part 6 of Subtitle B of Title 1 of ERISA and of Code (S)4980B have been met with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

                iv. All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each such Employee Benefit Plan which is an Employee Pension
Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of CKS, PassGo, any PassGo Affiliate or any ERISA Affiliate. All premiums or other payments which are due for all periods ending on or before the Closing Date have been paid or accrued in accordance with GAAP and past custom and practice with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

                v. Each such Employee Benefit Plan which is an Employee Pension Benefit Plan meets the requirements of a "qualified plan" under Code (S)401(a) and except as disclosed has received, within the last two years, a favorable determination letter from the Internal Revenue Service; no such determination letter has been revoked nor has any revocation been threatened; nor has any Employee Pension Plan been amended since the date of its last determination letter which adversely affect its qualification and nothing has occurred or failed to occur which would cause the loss of such qualification.

                vi. CKS has delivered to AXENT correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service if applicable, the most recent Form 5500 Annual Report if applicable, and all related trust agreements, insurance contracts, and other funding agreements if any, which implement each such Employee Benefit Plan.

                vii. With respect to each Employee Benefit Plan that CKS, PassGo or the PassGo Affiliate or an ERISA Affiliate maintains or ever has maintained or to which it contributes, ever has contributed, or ever has been required to contribute: (1) No such Employee Benefit
Plan which is an Employee Pension Benefit Plan, subject to Title IV of
ERISA, exists
and no liability exists with respect to any Employee Benefit Plan (2) No such Employee Pension Benefit Plan is a Multiemployer Plan and no liability (including withdrawal Liability) exists with respect to any Multiemployer Plan;
(3) There have been no non-exempt Prohibited Transactions with respect to any such Employee Benefit Plan. No Fiduciary has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or, to the Knowledge of CKS, threatened. CKS has no Knowledge of any facts that would reasonably result in any such action, suit, proceeding, hearing, or investigation; and (4) Neither CKS, PassGo nor any PassGo Affiliate has incurred, and CKS has no Knowledge of a reason to expect that they will incur, any Liability to the PBGC or otherwise under Title IV of ERISA (including any withdrawal Liability) or under the Code with respect to any such Employee Benefit Plan which is an Employee Pension Benefit Plan.

                viii. CKS, PassGo, the PassGo Affiliates and the ERISA Affiliates do not maintain or contribute, and have never maintained or contributed, and have never been required to contribute to any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with Code (S)4980B) and Part 6 of Subtitle B of Title I of ERISA.

                ix. All voluntary employee benefits associations maintained by CKS, PassGo or PassGo Affiliates or any ERISA Affiliate and intended to be exempt form federal income tax under Code (S)501(c)(9) have been submitted to an approved as exempt from federal income tax under Code (S)501(c)(9) by the IRS, and to the best knowledge of CKS, PassGo, the PassGo Affiliates and ERISA Affiliates, nothing has occurred or failed to occur that would cause the loss of such exemption.

                x. Except or described in Section 4.26(e)(x) of the Equityholders' Disclosure Schedule, neither the execution of this Agreement nor the consummation of the transactions contemplated by this Agreement will give rise to or trigger any change of control, severance or similar provisions in any Employee Benefit Plan, employment agreement or other benefit program or plan, whether or not such program or plan constitutes an Employee Benefit Plan.

     4.27  Pension Schemes - General.
           -------------------------

           (a) Other than the Disclosed Schemes, there is not in operation, and no proposal has been announced to enter into or establish, any agreement, arrangement, custom or practice (whether legally enforceable or not or whether or not Approved, as defined in
Section 4.27(c)) to which CKS, PassGo or any PassGo Affiliate or other employer contributes (or promises to provide) for the payment of, any pensions, allowances, lump sums or other like benefits on retirement, death, termination of employment (whether voluntary or not) or during periods of sickness or disablement, for the benefit of any Employee or for the benefit of the dependents of any Employee.

           (b)  Disclosed Scheme.

                i. Full details of the Disclosed Schemes have been given to AXENT in the form of copies of all agreements, deeds and rules governing or relating to the Disclosed Scheme including, without limitation, agreements between CKS, PassGo and any PassGo Affiliate and any Employee relating to the provision of any of the benefits referred to in Section 4.27(a);

                ii. The Disclosed Pension Scheme is a Defined Contributions Scheme under which all benefits are provided by an insurer of good reputation under a policy or policies, issued to PassGo and Sandra Anne McEwan as trustees of the Disclosed Pension Scheme, each of which is in full force and effect and, subject to the trusts of the Disclosed Pension Scheme, is vested in PassGo and Sandra Anne McEwan free of any Security Interest.

                iii. All employer contributions in respect of the Disclosed Schemes have been fully and promptly paid over to the relevant insurer and all contributions due from any present or former Employee in respect of the Disclosed Pension Schemes have been deducted from such Employee's salary and promptly paid over to the relevant insurer.

                iv. No discretion or power has been exercised under any Disclosed Scheme in respect of any present or former Employee to:

                     (1)  augment benefits;

                     (2) admit to membership any Employee who would not otherwise have been eligible for admission to membership;

                     (3) provide a benefit which would not otherwise be provided; or

                     (4) pay a contribution which would not otherwise have been paid.

                v. No plan, proposal or intention to amend, discontinue in whole or in part or exercise any discretion in relation to any Disclosed Scheme has been communicated to any present or former Employee who is a member of any Disclosed Scheme and to the Knowledge of CKS no such plan or proposal exists nor has any intention yet been so communicated and no event has occurred which would or could result in or entitle any person to wind up or terminate any Disclosed Scheme in whole or in part.

                vi. Each present or former Employee who has been admitted to or promised admission to membership of the Disclosed Pension Scheme and/or Disclosed Group Life Assurance Plan has been admitted or promised admission on terms which are consistent with the continued treatment of these Disclosed Schemes as Approved and (if applicable) the provisions of Part II of Schedule 6 to the U.K. Finance Act 1989 and the substance of the terms of admission or promised admission have been communicated to the Employee.

                vii. To the Knowledge of CKS, there has been no breach of the trusts of any Disclosed Scheme and there are no actions, suits or claims (other than routine claims for benefits that, in the case of any Disclosed Scheme that is not a Defined Contribution Scheme, are fully insured) outstanding, pending or threatened against the trustees of the Disclosed Pension Scheme or against CKS, PassGo or any PassGo Affiliate or Equityholder, the directors and officers of CKS, PassGo or any PassGo Affiliate or any other employer participating in any Disclosed Scheme in respect of any act, event, omission or other matter arising out of or in connection with the Disclosed Scheme and, to the Knowledge of CKS, there are no circumstances which may give rise to any such claim.

                viii. No increase has been made to the remuneration which is pensionable under the Disclosed Pension Scheme of any present or former Employee who is or was a member of the Disclosed Pension Scheme since the date on which the current administrative year of the Disclosed Pension Scheme commenced.

                ix.   There is set out in or annexed to the
Equityholders' Disclosure Schedule a statement of the basis on which CKS, PassGo or any PassGo Affiliate have undertaken to contribute to the Disclosed Schemes and the rate and amount of the contributions in respect of each present or former Employee who is a member of any Disclosed Scheme made in the one-year period ending on the date of this Agreement.

                x. No assurance, promise or guarantee (whether oral or written) has been made or given to any present or former
Employee who is a member of a Disclosed Scheme of any particular level or amount of benefits.

                xi. None of CKS, PassGo or a PassGo Affiliate has any obligation to any present or former Employee with respect to any Disclosed Scheme other than to make contributions at the rate disclosed in respect of each present Employee at Section 4.27(b)(xi) of the Equityholders' Disclosure Schedule and each such obligation can be terminated by CKS, PassGo or the relevant PassGo Affiliate without liability to such Employee.

           (c)  Disclosed Schemes - compliance.
                ------------------------------

                i. For the purposes of this Section 4.27 "Approved" or "Approval" shall mean approved by the Board of Inland Revenue for the purposes of Chapter I of Part XIV of ICTA.

                ii. The Disclosed Pension Scheme and the Disclosed Group Life Insurance are Approved and to the Knowledge of CKS there are no circumstances which might give the Board of Inland Revenue reason to withdraw Approval.

                iii. No Disclosed Scheme is a contracted-out scheme for the purposes of the U.K. Pension Schemes Act 1993.

                iv. To the Knowledge of CKS, each Disclosed Scheme has been designed to comply with, complies with, and has been administered so as to comply with, all applicable laws including, without limitation, all relevant statutes and subordinate legislation of the Parliament of the U.K. and all relevant provisions of the law of the European Union (including notwithstanding the generality of the foregoing, Article 119 of the Treaty of Rome and the U.K. Pensions
Act 1995) and subject to all applicable laws, in accordance with the trusts, powers and provisions of such Disclosed Scheme and in particular (but without limitation):

                     (1)  No part-time Employee has either:-

                          (a)  been excluded from membership of any
                               Disclosed Scheme; or

                          (b)  been provided with benefits under any
                               Disclosed Scheme which are different
                               from those provided for, or in respect
                               of, full-time Employees; and

                     (2) No discrimination is made between members of any Disclosed Scheme on the basis of gender.

                     (3) The Disclosed Pension Scheme has not accepted any transfer value from a pension arrangement ("the Paying Scheme") in respect of an Employee where the Paying Scheme in relation to such transfer value did not comply with the requirements of Article 119 of the Treaty of Rome (which, for the avoidance of doubt, includes obligations in respect of part-timers).

     4.28  Guaranties.  Except as set forth on Section 4.28 of the
           ----------
Equityholders' Disclosure Schedule, neither CKS, PassGo nor any PassGo Affiliate is a guarantor or otherwise is liable for any Liability or obligation (including indebtedness) of any other Person.

     4.29  Environment, Health, and Safety.
           -------------------------------

           (a) CKS, PassGo and the PassGo Affiliates have complied in all material respects with all Environmental, Health, and Safety Laws except where non-compliance would not have a

Material Adverse Effect, and no action, suit, proceeding, hearing, charge, complaint, claim, demand, notice or, to the Knowledge of CKS, investigation has been filed or commenced against it alleging any failure so to comply. Without limiting the generality of the preceding sentence, CKS, PassGo and the PassGo Affiliates have obtained and been in compliance with all of the terms and conditions of all permits, licenses, and other authorizations which are required under, and have complied with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in, all Environmental, Health, and Safety Laws.

           (b) CKS, PassGo and the PassGo Affiliates do not have any Liability and have not handled or disposed of any substance, arranged for the disposal of any substance, except as set forth in Section 4.29(b) of the Equityholders' Disclosure Schedule, exposed any employee or other individual to any substance or condition, or owned or operated any property or facility in any manner that could reasonably result in any present or future action, suit, proceeding, hearing, charge, complaint, claim, demand, or to the Knowledge of CKS, investigation against CKS, PassGo or the PassGo Affiliates giving rise to any Liability for damage to any site, location, or body of water (surface or subsurface), for any illness of or personal injury to any employee or other individual, or for any reason under any Environmental, Health, and Safety Law.

           (c) All properties and equipment used in the business of CKS, PassGo and the PassGo Affiliates have been free of asbestos, PCB's, methylene chloride, trichloroethylene, 1,2-trans-dichloroethylene, dioxins, dibenzofurans, and Extremely Hazardous Substances.

     4.30  Customers.  The names and addresses of the ten (10) largest customers
           ---------
of PassGo in terms of revenue recognized with respect to such customers during fiscal year 1998 are listed in the Equityholders' Disclosure Schedule. Each contract and agreement with such customers are with respect to CKS, PassGo or the PassGo Affiliates, valid, effective and enforceable and, to the Knowledge of CKS, are valid, effective and enforceable with respect to the other parties thereto, except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditor's rights generally and except that the availability of equitable remedies, including specific performance, is subject to discretion of the court before which proceedings therefore may be brought. The Equityholders' Disclosure Schedule sets forth all customers who have account balances that are in excess of ninety (90) days past due.

     4.31  Relationships with Customers and Suppliers.  Since the Most Recent
           ------------------------------------------
Balance Sheet Date, none of the following have or have given notice that they are planning to terminate or materially reduce its business with CKS, PassGo or the PassGo Affiliates:

           (a) any current customer which accounted for over one percent (1%) of total net sales of CKS, PassGo or any PassGo Affiliate for 1998; or

           (b) any current supplier to CKS, PassGo or any PassGo Affiliate of items essential to the conduct of their businesses, loss of which would have a Material Adverse Effect on CKS, PassGo or any PassGo Affiliate.

     4.32  Employee and Equityholder Indebtedness.  Section 4.32 of the
           --------------------------------------
Equityholders' Disclosure Schedule sets forth all indebtedness to CKS, PassGo or any PassGo Affiliate of the Equityholders or the officers, directors or employees of CKS, PassGo or any PassGo Affiliate. Except as set forth in
Section 4.32 of the Equityholders' Disclosure Schedule, all of such indebtedness has been or will be repaid on or before the Closing Date.

     4.33  Product Liability. Neither CKS, PassGo nor any PassGo Affiliate has
           -----------------
any Liability (and, to the Knowledge of CKS, there is no threatened action, suit, proceeding, hearing, charge, complaint, claim or demand or to the Knowledge of CKS, investigation against CKS, PassGo or any PassGo Affiliate giving rise to any liability) arising out of any injury to individuals or property as a result of the ownership, possession or use of any product (including the Developed Software) developed, manufactured, sold, leased, licensed or delivered by CKS, PassGo or any PassGo Affiliate.

     4.34  Bank Accounts. Section 4.34 of the Equityholders' Disclosure Schedule
           -------------
sets forth all bank accounts and marketable securities (both debt and equity) of CKS, PassGo and the PassGo Affiliates.

     4.35  Related Party Agreements. Section 4.35 of the Equityholders'
           ------------------------
Disclosure Schedule sets forth (i) all agreements (other than employment agreements) between CKS, PassGo or any PassGo Affiliate on the one hand, and any of their employees or any of their Affiliates, on the other hand, and (ii) all agreements between CKS, PassGo or any PassGo Affiliate, on the one hand, and the Equityholders or any of their Affiliates on the other hand.

      4.36  Change in Control.  Except as set forth in Section 4.36 of the
            -----------------
Equityholders' Disclosure Schedule, CKS is not a party to any contract or arrangement which contains a "change in control," "potential change in control" or similar provision, and the consummation of the transactions contemplated by this Agreement shall not (either alone or upon the occurrence of additional acts or events) result in any payment or payments becoming due from CKS to any person or give any person the right to terminate or alter the provisions of any agreement to which CKS is a party.

     4.37  Disclosure of Information. To the Knowledge of CKS, the
           -------------------------
representations and warranties contained in this Article IV do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Article IV not misleading.

                                   ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF AXENT

     AXENT represents and warrants to CKS that the statements contained in this
Article V are true and correct as of the date hereof except as set forth in the Equityholders' Disclosure Schedule delivered by AXENT to CKS on the date hereof (the "AXENT Disclosure Schedule"):
     ---------------------------

     5.1  Organization.  AXENT is a corporation duly organized, validly
          ------------
existing, and in good standing under the laws of the State of Delaware. AXENT is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required except where a failure to so qualify or obtain authorization would not have a Material Adverse Effect on AXENT. AXENT has full corporate power and authority and all licenses, permits and authorization necessary to carry on the business in which it is engaged and to own and use the properties owned and used by it.

     5.2  Capital Stock.   The authorized capital stock of AXENT consists of
          --------------
50,000,000 AXENT Common Shares, of which 26,389,552 shares are outstanding as of March 1, 1999, and 5,000,000 shares of preferred stock, par value $.02 per share, none of which are outstanding as of March 1, 1999. Since March 1, 1999, AXENT has not issued any shares of capital stock except pursuant to the exercise of options outstanding on such date to purchase AXENT Common Shares or in connection with AXENT's 1998 Employee Stock Purchase Plan and stock option plans. All outstanding AXENT Common Shares are, and all AXENT Common Shares issuable under the 1998 Employee Stock Purchase Plan and stock option plans of AXENT will be when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable. Except for the AXENT Common Shares reserved for issuance pursuant to the 1998 Employee Stock Purchase Plan and stock option plans of AXENT, there are outstanding on the date hereof no options, warrants, calls, rights, commitments or any other agreements of any character to which AXENT is a party or by which it may be bound, requiring it to issue, transfer, sell, purchase, register, redeem or acquire any shares of capital stock or any securities or rights convertible into, exchangeable for or evidencing the right to subscribe for or acquire any shares of its capital stock. AXENT has no shareholder rights plan or any other plan of a similar nature in effect.

     5.3  Authorization for Common Stock.  The AXENT Common Shares issued in
          ------------------------------
payment of the Purchase Price will, when issued, be duly authorized, validly issued, fully paid and nonassessable, and no stockholder of AXENT will have any preemptive right or similar rights of subscription or purchase in respect thereof. The AXENT Common Shares issued in payment of the Purchase Price will, subject to the accuracy of the Equityholder's representations contained in
Section 3.3 hereof, be exempt from registration under the Securities Act and will be exempt from registration under all applicable state securities laws. The AXENT Common Shares issued in payment of the Purchase Price will, when issued, be approved for listing on the NASDAQ, subject to official notice of issuance.

     5.4  Authorization of Transaction.  AXENT has full power and authority
          -----------------------------
(including full corporate power and authority) to execute and deliver this Agreement and to perform its respective obligations hereunder. The execution and performance of this Agreement has been duly authorized by AXENT's Board of Directors constitutes the valid and legally binding obligation of AXENT, enforceable in accordance with its terms and conditions. No filing is required under the applicable requirements under the Hart-Scott-Rodino Act. AXENT does not otherwise need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement, except in connection with the federal securities laws and any applicable "Blue Sky" or state securities laws all of which filings have been, or will be, made when due.

     5.5  Noncontravention. Neither the execution and the delivery of this
          ----------------
Agreement, nor the consummation of the transactions contemplated hereby, will
(a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which AXENT is subject or any provision of its certificate of incorporation or by-laws or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which AXENT is a party or by which it is bound or to which any of its assets is subject.

     5.6  Brokers' Fees.  Except as set forth in Section 5.6 of the AXENT
          -------------
Equityholders' Disclosure Schedule, AXENT does not have any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

     5.7  NASDAQ National Market. AXENT is in compliance in all material
          ----------------------
respects with its NASDAQ Listing Agreement. The AXENT Common Shares to be issued in payment of the Purchase Price have been authorized for listing on NASDAQ, subject to official notice of issuance.

     5.8  SEC.  AXENT has filed and made available to the Equityholders, if
          ---
requested, all forms, reports and other filings required to be filed by AXENT with the SEC (collectively, the "SEC Reports"). The SEC Reports (a) at the time
                                 -----------
filed, complied in all material respects with the applicable requirements of the Securities Act and the Securities Exchange Act, as the case may be, and (b) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated in the SEC Reports or necessary in order to make the statements in the SEC Reports, in the light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements of AXENT included in the SEC Reports (i) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated therein or in the notes thereto, and in the case of quarterly financial statements, as permitted by Form 10-Q under the Securities Exchange
Act), (iii) fairly present the consolidated financial condition, results of operations and cash flows of AXENT as of the respective dates thereof and for the periods referred to therein, and (iv) are consistent with the books and records of AXENT.

     5.9  Litigation. AXENT is not subject to any outstanding injunction,
          ----------
judgment, order, decree, ruling or charge. Except as set forth in Section 5.9 of the AXENT Disclosure Schedule, AXENT is not a party to, or to the Knowledge of AXENT has not been threatened to be made a party to, any action, suit, proceeding, hearing or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator. None of the actions, suits, proceedings, hearings and investigations set forth in Section 5.9 of the AXENT Equityholders' Disclosure Schedule could reasonably be expected to result in any Material Adverse Effect on AXENT.

     5.10  United States Real Property Holding Corporation. AXENT is not, and
           -----------------------------------------------
does not anticipate that it will become, a "United States real property holding corporation" as defined in Section 897 of the Code and in the applicable Treasury Regulations promulgated thereunder.

     5.11  Reorganization Status under the Code.
           ------------------------------------

                i. AXENT has no plan to cause CKS to issue additional shares of its stock after the share exchange that would result in AXENT losing "control" of CKS within the meaning of Section 368(c) of the Code;

                ii. AXENT has no plan (1) to liquidate CKS; (2) to merge CKS into another corporation; (3) to cause CKS to sell or otherwise dispose of any assets, except for dispositions made in the ordinary course of business; or (4) to sell or otherwise dispose of any of the CKS Shares acquired in the Share Exchange, except for transfers described in
Section 368(a)(2)(C) of the Code;

                iii. neither AXENT nor any person that would be treated as a "related person" with respect to AXENT has any plan (as defined in Treasury Regulation Section 1.368-1(e)(3), (4) or (5)) directly or indirectly, to reacquire any of the AXENT Common Shares issued in the Share Exchange, except as provided in Section 7.7 and the Escrow Agreement;

                iv. AXENT is not an investment company as defined in Sections 368(a)(2)(F)(iii) and (iv) of the Code;

                v. AXENT will not take a position in its Tax Returns that is inconsistent with the position that the share exchange consummated pursuant to this Agreement qualifies as a transaction defined under Section 368(a) of the Code.

                                  ARTICLE VI

                             POST-CLOSING COVENANTS

     The Parties agree as follows with respect to the period following the
Closing:


     6.1  CKS Options.   As soon as practicable after AXENT and CKS shall become
          -----------
bodies corporate in the same group (as determined by reference to Section 207(a) of the UK Financial Services Act 1986) and in any event after Closing and completion of all or such of the actions stated in Article II at AXENT's request, Jeffrey Carr and AXENT shall use their respective best efforts to deliver the Offer to each of the Option Holders of all of the outstanding and unexpired, vested and unvested CKS Options and to procure irrevocable acceptances of the Offer from all such Option Holders by April 6, 1999.

     6.2  General. In the event that at any time after the Closing any further
          -------
action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Article VII below). Each Equityholder acknowledges and agrees that from and after the Closing, CKS and AXENT will be entitled to exclusive possession of all documents, books, records (including Tax records), agreements, and financial data of any sort relating to CKS, PassGo and the PassGo Affiliates.

     6.3  Litigation Support. In the event and for so long as any Party actively
          ------------------
is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (a) any transaction contemplated under this Agreement or (b) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving CKS, PassGo or the PassGo Affiliates, each of the other Parties will cooperate with him and his counsel in the contest or defense, as shall be reasonably necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Article VII below); provided, however, that the foregoing shall not apply to the extent the action, suit, proceeding, hearing, charge, complaint, claim or demand was brought by, against or otherwise involves such other Party.

     6.4  Transition.  No Equityholder will take any action that is designed or
          ----------
intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of CKS, PassGo or any PassGo Affiliate from maintaining the same business relationships with CKS, PassGo or the PassGo Affiliate after the Closing as it maintained with CKS, PassGo or the PassGo Affiliate prior to the Closing.

     6.5  Confidentiality.  Each Equityholder will treat and hold as such all of
          ---------------
the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement. In the event that an Equityholder is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, such Equityholder will notify AXENT promptly of the request or requirement so that AXENT may seek an appropriate protective order or waive compliance with the provisions of this Section 6.4. If, in the absence of a protective order or the receipt of a waiver hereunder, an Equityholder is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, then such Equityholder may disclose the Confidential Information to such tribunal; provided, however, that the
                                               --------  -------
disclosing Equityholder shall use his reasonable best efforts to obtain, at the request of AXENT, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as AXENT shall designate. Notwithstanding the foregoing, an Equityholder shall not be prohibited from using Confidential Information to the extent necessary to prosecute or defend any action or claim by or against AXENT.

     6.6  AXENT Common Shares.
          -------------------

           (a) Prior to the registration of the AXENT Common Shares as contemplated by the Registration Rights Agreement dated as of the date of this Agreement, each certificate issued to the Equityholders representing the AXENT Common Shares will be imprinted with any legend required by Regulation D or Regulation S (as applicable) of the rules and regulations promulgated under the Securities Act. Each Equityholder agrees and understands that AXENT and the registrar of the AXENT Common Shares will refuse registration of any transfer of any AXENT Common Shares not made in compliance with the procedures specified in such legends.

           (b) In addition, the transfer agent shall place on each certificate, whether registered or not, any legend required by the blue sky laws of any state in the U.S. to the extent such laws are applicable to the shares represented by such certificate.

           (c) If an Equityholder desires to transfer any of the AXENT Common Shares received in connection with this Agreement, other than in a registered offering, such Equityholder must first furnish AXENT with (i) a written opinion reasonably satisfactory to AXENT in form and substance to the effect that the Equityholder may transfer the AXENT Common Shares as desired without registration under the Securities Act and (ii) a written undertaking executed by the desired transferee reasonably satisfactory to AXENT in form and substance agreeing to be bound by the restrictions on transfer contained herein.

     6.7  Cooperation on Tax Matters.
          --------------------------

           (a) AXENT and each Equityholder further agree, upon request, to use their best efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

           (b) AXENT and each Equityholder further agree, upon request, to provide the other party with all information that either party may be required to report pursuant to Section 6043 of the Code and all Treasury Department Regulations promulgated thereunder.

     6.8  Certain Taxes.  All transfer, documentary, sales, use, stamp,
          -------------
registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement shall be paid when due by the AXENT. AXENT will, at its own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees. The Equityholders will take all reasonable best efforts to cooperate with AXENT so as to minimize all such taxes.

     6.9  Listing.  AXENT shall effect, at or before the issuance of any AXENT
          -------
Common Shares issued pursuant to Section 2.1(a), authorization for listing or quotation of such AXENT Common Shares on the NASDAQ, subject to official notice of issuance.

     6.10  Section 368(a) Reorganization.  The Parties intends that the share
           -----------------------------
exchange qualify as a "reorganization" as defined in Section 368(a) of the Code. AXENT and its affiliates will comply, and following the share exchange will cause CKS to comply, with any information reporting, notice filing, delivery, record-keeping and other requirements imposed upon them by Sections 367 and 368 of the Code and the applicable Treasury Regulations promulgated thereunder. Following the Closing, AXENT intends that either the historic business of CKS will continue or a significant portion of CKS's historic business assets will be utilized in a business.

                                  ARTICLE VII

                                INDEMNIFICATION

     7.1  Indemnity Obligations of the Equityholders.
          ------------------------------------------
           (a) Subject to Sections 7.4, 7.5 and 7.6, the Equityholders hereby jointly and severally agree to indemnify and hold AXENT and CKS harmless from, and to reimburse AXENT and CKS for, any AXENT Section 7.1(a) Indemnity Claim arising under the terms of this Agreement. For purposes of this Agreement, the term "AXENT Section 7.1(a) Indemnity Claim" shall mean any loss, damage,
     --------------------------------------
deficiency, claim, liability, obligation, suit, action, fee, cost or expense of any nature whatsoever resulting from (i) any breach of any representation or warranty of the Equityholders which is contained in Article IV of this Agreement or any Schedule delivered pursuant thereto; (ii) any breach or non-fulfillment of, or any failure to perform, any of the covenants, agreements or undertakings of any Equityholder which are contained in or made pursuant to this Agreement; and (iii) interest, penalties and costs and expenses (including, without limitation, all reasonable fees and disbursements of counsel) arising out of or related to any indemnification made under this Section 7.1(a).

           (b) Subject to Sections 7.4 and 7.6, each of the Equityholders hereby severally agrees to indemnify and hold AXENT and CKS harmless from, and to reimburse AXENT and CKS for, any AXENT Section 7.1(b) Indemnity Claim arising under the terms of this Agreement. For purposes of this Agreement, the term "AXENT Section 7.1(b) Indemnity Claim" shall mean any loss, damage, deficiency,
--------------------------------------
claim, liability, obligation, suit, action, fee, cost or expense of any nature whatsoever resulting from (i) any breach of any representation or warranty of such Equityholder which is contained in Article III of this Agreement or any Schedule delivered pursuant thereto or any breach of such Equityholders covenant to deliver the CKS Securities with full title guarantee pursuant to Section 2.1 hereof; (ii) any breach or non-fulfillment of, or any failure to perform, any of the covenants, agreements, or undertakings of such Equityholder which are contained in or made pursuant to this Agreement and (iii) all interest, penalties and costs and expenses (including without limitation, all reasonable fees and disbursements of counsel) arising out of or related to any indemnification made under this Section 7.1(b).

           (c) AXENT Section 7.1(a) Indemnity Claims and AXENT Section 7.1(b) Indemnity Claims are collectively referred to as "AXENT Indemnity Claims".
                                                 ------           -------

     7.2  Indemnity Obligations of AXENT. AXENT hereby agrees to indemnify and
          ------------------------------
hold the Equityholders harmless from, and to reimburse the Equityholders for, any Equityholder Indemnity Claims arising under the terms and conditions of this Agreement. For purposes of this Agreement, the term "Equityholder Indemnity Claim" shall mean any loss, damage, deficiency, claim, liability, suit, action, fee, cost or expense of any nature whatsoever incurred by an Equityholder resulting from (a) any breach of any representation and warranty of AXENT which is contained in Article V of this Agreement or any Schedule delivered pursuant thereto; (b) any breach or non-fulfillment of, or failure to perform, any of the covenants, agreements or undertakings of AXENT which are contained in or made pursuant to the terms and conditions of this Agreement; and (c) all interest, penalties, costs and expenses (including, without limitation, all reasonable fees and disbursements of counsel) arising out of or related to any indemnification made under this Section 7.2.

     7.3  Notification of Claims.  Subject to the provisions of Sections 7.4,
          ----------------------
7.5 and 7.6, in the event of the occurrence of an event which any party asserts constitutes an AXENT Indemnity Claim or an Equityholder Indemnity Claim, as applicable, such party shall provide the indemnifying party with prompt notice of such event and shall otherwise make available to the indemnifying party all relevant information which is material to the claim and which is in the possession of the indemnified party. An Equityholder Indemnity Claim to be brought hereunder must be asserted by at least 50% in interest of the Equityholders as measured in terms of the aggregate number of shares received by all Equityholders. If such event involves the claim of any third party (a "Third-Party Claim"), the indemnifying party shall have the right to elect to
-------------------
join in the defense, settlement, adjustment or compromise of any such Third-Party Claim, and to employ counsel to assist such indemnifying party in connection with the handling of such claim, at the sole expense of the indemnifying party, and no such claim shall be settled, adjusted or compromised, or the defense thereof terminated, without the prior consent of the indemnifying party unless and until the indemnifying party shall have failed, after the lapse of a reasonable period of time, but in no event more than fifteen (15) days after written notice to it of the Third-Party Claim, to join in the defense, settlement, adjustment or compromise of the same. Subject to Section 7.4, an indemnified party's failure to give timely notice or to furnish the indemnifying party with any relevant data and documents in connection with any Third-Party Claim shall not constitute a defense (in part or in whole) to any claim for indemnification by such party, except and only to the extent that such failure shall result in any material prejudice to the indemnifying party. If so desired by any indemnifying party, such party may elect, at such party's sole expense, to assume control of the defense, settlement, adjustment or compromise of any Third-Party Claim, with counsel reasonably acceptable to the indemnified parties, insofar as such claim relates to the liability of the indemnifying party, provided that such indemnifying party shall obtain the consent of all indemnified parties before entering into any settlement, adjustment or compromise of such claims, or ceasing to defend against such claims, if as a result thereof, or pursuant thereto, there would be imposed on an indemnified party any material liability or obligation not covered by the indemnity obligations of the indemnifying parties under this Agreement (including, without limitation, any injunctive relief or other remedy). In connection with any Third-Party Claim, the indemnified party, or the indemnifying party if it has assumed the defense of such claim pursuant to the preceding sentence, shall diligently pursue the defense of such Third-Party Claim.

     7.4  Survival.
          --------

           (a) All representations and warranties, and, except as otherwise provided in this Agreement, all covenants and agreements of the parties contained in or made pursuant to this Agreement, shall survive the Closing and, except as otherwise provided in Section 7.4(b), (c) and (d) below, the rights of the parties to seek indemnification with respect thereto, shall survive until the first anniversary of the Closing Date. Except as provided in Sections 7.4(b), (c) or (d), no claim for indemnification by AXENT or CKS hereunder shall be made after the first anniversary of the Closing Date unless notice of such claim has been provided, in which case such indemnity claim shall continue until fully resolved.

           (b) The representations and warranties set forth in Sections 4.11 and 4.13 shall survive until the third anniversary of the Closing Date, unless notice of a claim has been made prior to such date, in which case such indemnity claim shall continue until fully resolved.

           (c) The representations and warranties set forth in Section 4.2 shall survive until the fifth anniversary of the Closing Date, except as to HarbourVest International Private Entity Partners II-Direct Fund L.P. ("HarbourVest") and in the case of HarbourVest, the representations and warranties set forth in Section 4.2 shall survive until the third anniversary of the Closing Date unless notice of a claim has been made prior to such date, in which case such Indemnity Claim shall continue until fully resolved.

           (d) The representations and warranties set forth in Section 3.4 shall survive the Closing and the rights of the parties to seek indemnification with respect thereto, shall survive forever.

     7.5  Indemnity Basket.  No AXENT Section 7.1(a) Indemnity Claim shall be
          ----------------
brought until individually or in the aggregate the amount of such AXENT Section 7.1(a) Indemnity Claim, together with all other AXENT Section 7.1(a) Indemnity Claims, exceeds $250,000; and then only to the extent that such AXENT Section 7.1(a) Indemnity Claims exceeds $250,000.

     7.6  Limitations.  Notwithstanding the foregoing:
          -----------

           (a) With the exception of HarbourVest, the aggregate indemnification obligation of each of the Equityholders for any AXENT Indemnity Claims based on any breach or alleged breach of Section 3.4, 4.2, 4.11 or 4.13 shall not exceed the value of the AXENT Common Shares received by such Equityholder in payment of the Purchase Price as determined based on the AXENT Share Price. The aggregate indemnification obligation of HarbourVest for any AXENT Indemnity Claim based on any breach or alleged breach of (i) Sections 4.2, 4.11 or 4.13 shall not exceed fifty percent (50%) of the value of the AXENT Common Shares received by HarbourVest in payment of the Purchase Price as determined based on the AXENT Share Price (the "HarbourVest 50% Limit") and (ii) Section 3.4 shall not exceed the value of the AXENT Common Shares received by HabourVest in payment of the Purchase Price as determined based on the AXENT Share Price; provided, if HarbourVest's indemnification obligation for an AXENT Indemnity Claim based on any breach or alleged breach of Section 4.2 is limited because of the

HarbourVest 50% Limit, then Jeffrey Carr shall be liable for the amount that such claim exceeds the HarbourVest 50% Limit (such obligation being referred to as the "Special Carr Indemnity"). The aggregate indemnification obligation of
        ----------------------
each of the Equityholders for any other AXENT Indemnity Claims brought under Articles III or IV of this Agreement shall be limited to the AXENT Common Shares included in the Escrow Deposit. Notwithstanding the foregoing, in the case of
Section 7.1(a) Indemnity Claims and except for the Special Carr Indemnity, the liability of any Equityholder for indemnification obligations after exhaustion of the Escrow Deposit shall be further limited to such Equityholder's pro rata share of any AXENT Indemnity Claim based on the number of AXENT Common Shares received by such Equityholder relating to the aggregate number of AXENT Common Shares received by the Equityholders.

           (b) The right of AXENT and CKS to indemnification hereunder shall be reduced by the (i) amount of any tax benefits accruing to AXENT or CKS (as determined in good faith by AXENT), or (ii) insurance proceeds received by AXENT or CKS (provided, to the extent that insurance premiums are increased, such proceeds shall not reduce the amount of indemnification provided hereunder), in each case as a result of or in connection with such claims, which tax benefits or insurance proceeds AXENT will take reasonable steps to obtain.

           (c) The rights of the Equityholders under this Article VII shall be the exclusive remedy of the Equityholders with respect to claims arising out of or relating to any misrepresentation or breach of any representation or warranty, or failure to perform any covenant or agreement of AXENT contained in this Agreement. The rights of AXENT and CKS under this Article VII shall be the exclusive remedy of AXENT and CKS with respect to claims arising out of or relating to any misrepresentation breach of any representation or warranty, or failure to perform any covenant or agreement of the Equityholders contained in this Agreement. Notwithstanding the foregoing, the Parties' remedies relating to or arising out of any claims for fraud are not intended to be limited by the foregoing, and nothing in this Agreement shall be construed as a waiver of any such claims.

     7.7  Escrow.  A total of ten percent (10%) of the AXENT Common Shares (such
          ------
deposit being referred to as the "Escrow Deposit") issued in connection with the
                                 ----------------
purchase of the CKS Securities shall be deposited at Closing into escrow, with the Escrow Agent named in the Escrow Agreement. Subject to the terms of the Escrow Agreement, all remaining shares are to be released on the first anniversary of Closing (subject to there being no indemnity claims during such period). Until such time as payment of the aggregate amount of AXENT Indemnity Claims which have been definitively resolved to be payable in favor of AXENT (or CKS for the benefit of AXENT) shall have exhausted the Escrow Deposit, all AXENT Indemnity Claims shall be satisfied first out of the AXENT Common Shares held in the Escrow Deposit, as further provided under the terms of the Escrow Agreement. For purposes hereof, all AXENT Common Shares returned to AXENT in settlement of any AXENT Indemnity Claims under the Escrow Agreement shall be valued at the AXENT Share Price. The liability of the Equityholders for payment of AXENT Indemnity Claims after exhaustion of the Escrow Deposit may be satisfied, at the election of each Equityholder, through (i) the delivery of AXENT Common Shares to AXENT, such shares to be valued at the AXENT Share Price,

(ii) the payment of cash or (iii) any combination of such AXENT Common Shares valued at the AXENT Share Price and cash.

     7.8  AXENT Payment of Equityholder Indemnity Claims.  Notwithstanding
          ----------------------------------------------
anything to the contrary herein, any liability of AXENT under this Agreement for Equityholder Indemnity Claims shall be satisfied through the issuance of additional AXENT Common Shares, such additional AXENT Common Shares to be valued at the average daily closing price of such shares as reported over the thirty
(30) day trading period ending five (5) trading days preceding the payment.

                                 ARTICLE VIII

                                 MISCELLANEOUS

     8.1  Press Releases and Public Announcements. No Party shall issue any
          ---------------------------------------
press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of AXENT and CKS; provided, however, that any Party may make any public disclosure it
         --------  -------
believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its best efforts to advise the other Parties prior to making the disclosure).

     8.2  No Third Party Beneficiaries. This Agreement shall not confer any
          ----------------------------
rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

     8.3  Entire Agreement. This Agreement (including the documents referred to
          ----------------
herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

     8.4  Succession and Assignment. This Agreement shall be binding upon and
          -------------------------
inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his rights, interests, or obligations hereunder without the prior written approval of AXENT and each Equityholder; provided, however, that AXENT may (a) assign any
                                --------  -------
or all of its rights and interests hereunder to one or more of its Affiliates and (b) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases AXENT nonetheless shall remain responsible for the performance of all of its obligations hereunder).

     8.5  Counterparts. This Agreement may be executed in one or more
          ------------
counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     8.6  Headings. The section headings contained in this Agreement are
          --------
inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     8.7  Notices. All notices, requests, demands, claims, and other
          -------
communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two Business Days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

               If to the Equityholders:

                       To the addresses set forth in Exhibit 8.7 hereto.

               With copies to:

                       Testa, Hurwitz & Thibeault, LLP
                       High Street Tower
                       125 High Street
                       Boston, MA 02110
                       Attn:  William B. Simmons, Jr.
                       Telecopy:  (617) 248-7100

                                and

                       Burges Salmon
                       Narrow Quay House
                       Bristol BS1 4AH
                       United Kingdom
                       Attn:  Christopher Godfrey
                       Telecopy:  44.117.902.4400

               If to AXENT:

                       2400 Research Blvd., Suite 200
                       Rockville, Maryland 20850
                       Attn:  Gary Ford, Esquire
                       Telecopy:  (301) 670-3650

               With copy to:

                       Shaw, Pittman, Potts & Trowbridge
                       1501 Farm Credit Drive, Suite 400
                       McLean, Virginia 22102
                       Attn: Craig E. Chason, Esquire
                       Telecopy:  (703) 821-2397

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

     8.8  Governing Law. This Agreement shall be governed by and construed in
          -------------
accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

     8.9  Amendments and Waivers. No amendment of any provision of this
          ----------------------
Agreement shall be valid unless the same shall be in writing and signed by AXENT and each Equityholder. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     8.10  Severability. Any term or provision of this Agreement that is invalid
           ------------
or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     8.11  Expenses.  After the consummation of the Closing, AXENT shall bear up
           --------
to $1,300,000 of CKS's and Equityholders' transaction related costs and expenses (including any of their investment banking, legal and accounting fees and expenses and any VAT) in connection with this Agreement or any of the transactions contemplated hereby (the "Transaction Expenses"). If and to the
                                      ----------------------
extent the Transaction Expenses incurred by CKS or the Equityholders (including any expenses incurred prior to Closing) exceed $1,300,000 (a "Transaction
                                                              -----------
Expense Overage"), the Purchase Price paid at Closing shall be reduced by the
---------------
amount of the Transaction Expense Overage (as certified to AXENT pursuant to Section 2.3(k) hereof) calculated based upon the AXENT Share Price.

     8.12  Construction.  The Parties have participated jointly in the
           ------------
negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

     8.13  Incorporation of Exhibits and Schedules. The Exhibits and Schedules
           ---------------------------------------
identified in this Agreement are incorporated herein by reference and made a part hereof.

     8.14  Specific Performance.  Each of the Parties acknowledges and agrees
           --------------------
that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the U.S. or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in Section 8.15 below), in addition to any other remedy to which they may be entitled, at law or in equity.

     8.15  Submission to Jurisdiction. Each of the Parties submits to the
           --------------------------
jurisdiction of any state or federal court sitting in the State of Delaware, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court.

     8.16  Counterparts.  This Agreement may be executed in two or more
           ------------
counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                                             AXENT:



                                             AXENT TECHNOLOGIES, INC.

                                                  /s/ John C. Becker
                                             By:  _________________________

                                                  CEO and Chairman of the Board
                                             Its: _________________________



                                             EQUITYHOLDERS:

                                             /s/ J. Carr
                                             ______________________________
                                             Jeffrey Carr

                                             /s/ G. Reyes
                                             ______________________________
                                             G. Reyes

                                             /s/ P. Cook
                                             ______________________________
                                             Philip Cook

                                             /s/ A. Heil
                                             ______________________________
                                             Artur Heil

                                             /s/ R. Massaro
                                             ______________________________
                                             R. Massaro


                                             /s/ J. Brown
                                             ______________________________
                                             Jeffrey Brown


                                             /s/ R. Davis
                                             ______________________________
                                             R. Davis


                                             ______________________________


                                             HarbourVest International Private
                                             Equity Partners II - Direct
                                             Fund L.P.

                                               By: Back Bay Partners XVI L.P.
                                               By: HarbourVest Partners, LLC.


                                                   /s/ Ofer Nemirovsky
                                               By: ________________________

                                               Its:________________________



                                             Alex Brown & Sons, Inc.


                                                   /s/ M. M. Preston
                                               By: ________________________

                                                   Vice President
                                               Its:________________________

                                             ABS Employee's Venture Fund Limited
                                             Partnership


                                                   /s/ M. M. Preston
                                               By: ________________________

                                                   Managing Director
                                               Its:________________________